As filed with the Securities and Exchange Commission on June 21, 2004
Registration Nos. 333-
333-     -01
333-     -02

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Valero Energy Corporation

VEC Trust III
VEC Trust IV
(Exact name of each registrant as specified in its charter)

Delaware	74-1828067
Delaware	75-6637349
Delaware	75-6637350
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Nos.)
One Valero Way San Antonio, Texas 78249 (210) 345-2000	Jay D. Browning, Esq. Vice President and Secretary One Valero Way San Antonio, Texas 78249 (210) 345-2000
(Address, including zip code, and telephone number, including area code, of each registrant’s principal executive office)	(Name, address, including zip code, and telephone number, including area code, of agent for service for each registrant)

Copy to:

R. Joel Swanson, Esq.

Baker Botts L.L.P.
One Shell Plaza
910 Louisiana
Houston, Texas 77002-4995
(713) 229-1234

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.     ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.     ☑

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.     ☐

(Continued on next page)

(Continued from previous page)

CALCULATION OF REGISTRATION FEE

	Proposed Maximum
Title of Each Class of	Aggregate Offering	Amount of
Securities to be Registered	Price(1), (2), (3)	Registration Fee

Senior Debt Securities and Subordinated Debt Securities of Valero Energy Corporation

Common Stock ($0.01 par value) of Valero Energy Corporation (4)

Preferred Stock ($0.01 par value) of Valero Energy Corporation

Warrants of Valero Energy Corporation

Stock Purchase Contracts of Valero Energy Corporation

Stock Purchase Units of Valero Energy Corporation

Preferred Securities of VEC Trust III and VEC Trust IV

Guarantees of Preferred Securities of VEC Trust III and VEC Trust IV by Valero Energy Corporation

TOTAL	$3,500,000,000	$443,450(5)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act and exclusive of accrued interest, distributions and dividends, if any. The aggregate initial offering price of all securities issued from time to time pursuant to this registration statement shall not exceed $3,500,000,000 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies. If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price of up to $3,500,000,000 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies, less the dollar amount of any securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2)	There is being registered hereunder such indeterminate number or amount of senior and subordinated debt securities, common stock, preferred stock, warrants, stock purchase contracts and stock purchase units of Valero Energy Corporation and preferred securities of VEC Trust III and VEC Trust IV as may from time to time be issued at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions. Senior debt securities and subordinated debt securities may be issued and sold to VEC Trust III and VEC Trust IV, in which event such debt securities may later be distributed to the holders of preferred securities upon a dissolution of VEC Trust III and VEC Trust IV and the distribution of their assets.

(3)	Valero Energy Corporation is also registering under this registration statement all guarantees and other obligations that it may have with respect to preferred securities that may be issued by VEC Trust III and VEC Trust IV. No separate consideration will be received for the guarantees or any other such obligations.

(4)	Each share of common stock includes one preferred share purchase right. No separate consideration is payable for the preferred share purchase rights. The registration fee for these securities is included in the fee for the common stock.

(5)	Valero Energy Corporation, VEC Trust III and VEC Trust IV previously filed with the Securities and Exchange Commission on March 22, 2002, a registration statement on Form S-3 (Registration Nos. 333-84820, 333-84820-01 and 333-84820-02) for the registration of $3,500,000,000 of securities. Unsold securities having an aggregate initial offering price of $100,010,000 remain under such registration statement. The filing fee paid by the registrants in connection with the remaining unsold securities under such prior registration statement is offset, pursuant to Rule 457(p) under the Securities Act, against the filing fee due in connection with this registration statement, resulting in a net paid filing fee of $434,250.

     The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

      The registration statement contains two forms of prospectuses to be used in connection with offerings of the following securities:

(1) Debt securities (consisting of senior debt securities and subordinated debt securities), common stock, preferred stock and warrants of Valero Energy Corporation.

(2) Preferred securities of VEC Trust III or VEC Trust IV, debt securities (consisting of senior debt securities and subordinated debt securities), common stock, stock purchase contracts and stock purchase units of Valero Energy Corporation and guarantees by Valero Energy Corporation of preferred securities that may be issued by VEC Trust III and VEC Trust IV.

      Under the shelf process, we may offer any combination of the securities described in these two prospectuses in one or more offerings with a total initial offering price of up to $3,500,000,000.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED JUNE 21, 2004

PROSPECTUS

$3,500,000,000

Senior Debt Securities

Subordinated Debt Securities
Common Stock
Preferred Stock
Warrants

Valero Energy Corporation

One Valero Way
San Antonio, Texas 78249
(210) 345-2000

The Offering

     We may offer from time to time:

•	Senior debt securities

•	Subordinated debt securities

•	Common stock

•	Preferred stock

•	Warrants

     We will provide the specific terms of the securities in one or more supplements to this prospectus. You should read this prospectus and the related prospectus supplement carefully before you invest in our securities. Our common stock is listed on the New York Stock Exchange under the symbol “VLO.”

     Investing in the securities involves risks. See “Risk Factors” beginning on page 4.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2004.

About This Prospectus	3
About Valero Energy Corporation	3
Risk Factors	4
Cautionary Statement Concerning Forward-Looking Statements	8
Use of Proceeds	10
Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends	10
Description of Debt Securities	11
Description of Capital Stock	18
Description of Warrants	23
Plan of Distribution	23
Legal Matters	25
Experts	25
Matters Relating to Arthur Andersen LLP	26
Where You Can Find More Information	26
Information We Incorporate by Reference	26
Specimen Certificate of Common Stock
Indenture
Form of Indenture re Subordinated Debt Securities
Form of Amended and Restated Declaration of Trust
Form of Guarantee Agreement
Opinion of Jay D. Browning, Esq.
Opinion of Richards, Layton & Finger, P.A.
Opinion of Richards, Layton & Finger, P.A.
Consent of Ernst & Young LLP
Consent of PricewaterhouseCoopers LLP
Stmt.of Eligibility & Qualification on Form T-1
Stmt.of Eligibility & Qualification on Form T-1
Stmt.of Eligibility & Qualification on Form T-1
Stmt. of Elig. and Qualif. rel. to VEC Trust IV
Stmt.of Eligibility & Qualification on Form T-1
Stmt.of Eligibility & Qualification on Form T-1

      This prospectus is part of a registration statement we filed with the Securities and Exchange Commission. You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with additional or different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

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ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission using a “shelf” registration process. The registration statement also includes a prospectus under which VEC Trust III and VEC Trust IV, two trusts we have established, may offer from time to time preferred securities guaranteed by us and we may offer our related senior debt securities or subordinated debt securities, which securities may be convertible into our common stock, and our stock purchase contracts or stock purchase units. Under the shelf process, we may offer any combination of the securities described in these two prospectuses in one or more offerings with a total initial offering price of up to $3,500,000,000. This prospectus provides you with a general description of the senior debt securities, subordinated debt securities, common stock, preferred stock and warrants we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Please carefully read this prospectus and the prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

      References in this prospectus to the terms “we,” “us,” “our” or “Valero” or other similar terms mean Valero Energy Corporation, unless we state otherwise or the context indicates otherwise.

ABOUT VALERO ENERGY CORPORATION

      We are a Fortune 500 company based in San Antonio, Texas with approximately 20,000 employees and annual revenues of approximately $38 billion. We currently own and operate 15 refineries having a combined throughput capacity of approximately 2.4 million barrels per day. Our refining network extends from eastern Canada to the U.S. Gulf Coast and West Coast and includes the island of Aruba. We produce premium, environmentally clean products, such as reformulated gasoline, gasoline meeting the specifications of the California Air Resources Board, or CARB, CARB diesel fuel, low-sulfur diesel fuel and oxygenates (liquid hydrocarbon compounds containing oxygen). We also produce a substantial slate of conventional gasolines, distillates, jet fuel, asphalt and petrochemicals.

      We are also a leading marketer of refined products. We market branded and unbranded refined products on a wholesale basis in the United States and Canada through an extensive bulk and rack marketing network. We also sell refined products through a network of more than 4,500 retail and wholesale branded outlets in the United States, Canada and Aruba. Our retail operations include approximately 1,600 company-operated sites that sell transportation fuels and convenience store merchandise. Our primary wholesale and retail brand names include Diamond Shamrock®, Shamrock®, Ultramar®, Valero® and Beacon®.

      Through agreements with Valero L.P., we also have access to a logistics system that complements our refining and marketing assets primarily in the U.S. Gulf Coast, West Coast and Mid-Continent regions. We own approximately 46% (including the 2% general partner interest) of Valero L.P., a master limited partnership that owns and operates crude oil pipelines, crude oil and intermediate feedstock storage facilities, and refined product pipelines and terminals primarily in Texas, California, Oklahoma, New Mexico, Colorado and New Jersey. Publicly traded limited partner units of Valero L.P. are listed on the New York Stock Exchange under the symbol “VLI.”

      We were incorporated in Delaware in 1981 as Valero Refining and Marketing Company, a wholly owned subsidiary of our predecessor company. On July 31, 1997, our stock was distributed, or spun off, by our predecessor company to its stockholders, and we changed our name to Valero Energy Corporation. Our common stock is listed for trading on the New York Stock Exchange under the symbol “VLO.”

      We have our principal executive offices at One Valero Way, San Antonio, Texas 78249, and our telephone number is (210) 345-2000.

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RISK FACTORS

      You should carefully consider the following matters, in addition to the other information we have provided in this prospectus, the accompanying prospectus supplement and the documents we incorporate by reference, before reaching a decision regarding an investment in our securities.

Our financial results are affected by volatile refining margins.

      Our financial results are primarily affected by the relationship, or margin, between refined product prices and the prices for crude oil and other feedstocks. The cost to acquire our feedstocks and the price at which we can ultimately sell refined products depend upon numerous factors beyond our control. Historically, refining margins have been volatile, and they are likely to continue to be volatile in the future. Earnings on a fully diluted basis for 2002 and 2003 were $0.83 per share and $5.09 per share, respectively. The significant fluctuation in our earnings between 2002 and 2003 was primarily related to refining margins.

Compliance with and changes in environmental laws could adversely affect our performance.

      We are subject to extensive federal, state and local environmental laws and regulations, including those relating to the discharge of materials into the environment, waste management, pollution prevention measures and characteristics and composition of gasoline and diesel fuels. If we violate or fail to comply with these laws and regulations, we could be fined or otherwise sanctioned. Because environmental laws and regulations are increasingly becoming more stringent and new environmental laws and regulations are continuously being enacted or proposed, such as those relating to methyl tertiary butyl ether (MTBE), CARB gasoline, the Tier II gasoline and distillate standards and the Maximum Available Control Technology rule (MACT II rule) under the Clean Air Act, the level of future expenditures required for environmental matters could increase in the future. In addition, any major upgrades in any of our refineries could require material additional expenditures to comply with environmental laws and regulations.

      In February 2000, the Environmental Protection Agency’s “Tier II” gasoline standard was published in final form under the Clean Air Act. The standard requires the sulfur content in gasoline to be reduced from approximately 300 parts per million to 30 parts per million. The regulation is being phased in from 2004 to 2006. In addition, the EPA finalized its Tier II distillate standard to reduce the sulfur content of diesel fuel sold to highway consumers by 97%, from 500 parts per million to 15 parts per million, beginning June 1, 2006. We have determined that modifications will be required at most of our refineries as a result of the Tier II standards. We believe that the Tier II specifications will require approximately $1.5 billion in capital expenditures through 2006 for our refineries to comply, of which approximately $550 million had been expended through March 31, 2004. The aggregate estimate of expenditures includes amounts related to projects at two of our refineries to provide hydrogen as part of the process of removing sulfur from gasoline and diesel. We expect that such estimates will change as additional engineering is completed and progress is made toward construction of these various projects. We expect all modifications to be complete in time for compliance with the effective dates of the gasoline and distillate standards.

Disruption of our ability to obtain crude oil could adversely affect our operations.

      About 70% of our total crude oil feedstock requirements are purchased through term crude oil feedstock contracts. The remainder of our crude oil feedstock requirements are purchased on the spot market. All of our contracts provide for market-based pricing that fluctuates based on prevailing commodity prices. The term agreements include contracts to purchase feedstocks from various foreign national oil companies and various international and domestic integrated oil companies. In particular, a significant portion of our feedstock requirements are satisfied through suppliers located in the Middle East, and we are, therefore, subject to the political, geographic and economic risks attendant to doing business with suppliers located in that area. In the event one or more of our term contracts were terminated or political events disrupted our traditional crude oil supply, it is possible that we would be unable to find alternative sources of supply. If we are unable to obtain adequate crude oil volumes or are only able to

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obtain such volumes at unfavorable prices, our results of operations could be materially adversely affected, including reduced sales volumes of refined products or reduced margins as a result of higher crude oil costs.

Competitors who produce their own supply of feedstocks, who have more extensive retail outlets or who have greater financial resources may have a competitive advantage.

      The refining and marketing industry is highly competitive with respect to both feedstock supply and refined product markets. We compete with numerous other companies for available supplies of crude oil and other feedstocks and for outlets for our refined products. We do not produce any of our crude oil feedstocks. Many of our competitors, however, obtain a significant portion of their feedstocks from company-owned production and some have more extensive retail outlets than we do. Competitors that have their own production or extensive retail outlets (and brand-name recognition) are at times able to offset losses from refining operations with profits from producing or retailing operations, and may be better positioned to withstand periods of depressed refining margins or feedstock shortages.

      A number of our competitors also have materially greater financial and other resources than we possess. Such competitors have a greater ability to bear the economic risks inherent in all phases of the industry. In addition, we compete with other industries that provide alternative means to satisfy the energy and fuel requirements of our industrial, commercial and individual consumers.

A significant interruption in one or more of our refineries could adversely affect our business.

      With the acquisition of the Aruba refinery and certain related businesses, our refining activities are conducted at fifteen major refineries in Texas, Louisiana, New Jersey, California, Oklahoma, Colorado, Quebec, Canada and the island of Aruba located in the Caribbean Sea. The refineries are our principal operating assets. As a result, our operations could be subject to significant interruption if one or more of the refineries were to experience a major accident, be damaged by severe weather or other natural disaster, or otherwise be forced to shut down. If any refinery were to experience an interruption in operations, earnings therefrom could be materially adversely affected, including as a result of lost production and repair costs.

We may be unable to compete successfully with other companies in the retail sector.

      The retail sector has become increasingly competitive. We face strong competition from the fully integrated major oil companies that have increased their efforts to capture retail market share in recent years. We also compete with large grocery stores and other general merchandisers (the so-called “hypermarts”) that often sell gasoline at aggressively competitive prices in order to attract customers to their sites. A number of our competitors also have materially greater financial and other resources than we possess. The actions of our competitors could lead to lower prices and reduced margins, which could have a material adverse effect on our financial position.

Our operations expose us to many operating risks, not all of which are insured.

      Our refining and marketing operations are subject to various hazards common to the industry, including explosions, fires, toxic emissions, maritime hazards and uncontrollable flows of oil and gas. They are also subject to the additional hazards of loss from severe weather conditions. As protection against operating hazards, we maintain insurance coverage against some, but not all, such potential losses. We may not be able to maintain or obtain insurance of the type and amount we desire at reasonable rates. As a result of market conditions, premiums and deductibles for certain of our insurance policies have increased substantially, and could escalate further. In some instances, certain insurance could become unavailable or available only for reduced amounts of coverage. For example, insurance carriers are now requiring broad exclusions for losses due to war risk and terrorist acts. If we were to incur a significant liability for which we were not fully insured, it could have a material adverse effect on our financial position.

5

Pending or future litigation involving the manufacture or use of MTBE could adversely affect us.

      We are defendants in more than 60 cases pending in 16 states alleging MTBE contamination in groundwater. The plaintiffs in these cases are generally water providers, governmental authorities and private well owners alleging that refiners and suppliers of gasoline containing MTBE are liable for manufacturing or distributing a defective product. The suits generally seek individual, unquantified compensatory and punitive damages and attorneys’ fees. Almost all of these cases, in which Valero has been named along with many other refining industry companies, have been filed since September 30, 2003 in anticipation of a pending federal energy bill that may contain provisions for MTBE liability protection. Although we believe that we have several strong defenses to these claims and intend to vigorously defend the lawsuits, an adverse result in one or more of these suits is reasonably possible. An adverse result in all or substantially all of these cases could have a material adverse effect on our results of operations and financial position.

We may not be successful in continuing to grow through acquisitions, and any further acquisitions may require us to obtain additional financing or could result in dilution.

      A substantial portion of our growth over the last several years has been attributable to acquisitions. The ability to continue to grow through acquisitions will be dependent on a number of factors, including our ability to:

•	identify acceptable acquisition candidates

•	consummate acquisitions on favorable terms

•	obtain financing to support our growth

•	successfully integrate acquired businesses

      We may not be successful in continuing to grow through acquisitions. In addition, the financing of future acquisitions may require us to incur additional indebtedness, which could limit our financial flexibility, or to issue additional equity, which could result in further dilution of the ownership interest of existing stockholders.

Provisions in our corporate documents and Delaware law could delay or prevent a change in our control.

      The existence of some provisions in our corporate documents and Delaware law could delay or prevent a change in control of us, even if that change might be beneficial to our stockholders. In addition, we have adopted a stockholder rights plan that would cause extreme dilution to any person or group who attempts to acquire a significant interest in us without advance approval of our board of directors. Delaware law imposes additional restrictions on mergers and other business combinations between us and any holder of 15% or more of our outstanding common stock.

A patent dispute with Unocal could adversely affect us.

      Union Oil Company of California has filed a patent infringement lawsuit against us in California federal court. The complaint seeks a 5.75 cent per gallon royalty on all reformulated gasoline infringing on Unocal patents that cover certain compositions of cleaner-burning gasoline. The complaint seeks treble damages for our alleged willful infringement of Unocal’s patents and our alleged conduct to induce others to infringe the patents. In a previous lawsuit involving one of its patents, Unocal prevailed against five other major refiners. In 2001, the Federal Trade Commission, or the FTC, began an antitrust investigation concerning Unocal’s conduct with a joint industry research group and regulators during the time that Unocal was prosecuting its patents at the U.S. Patent and Trademark Office, or the PTO. In 2003, the FTC filed a complaint against Unocal for antitrust violations. The FTC’s complaint sought an injunction against any future enforcement activity by Unocal related to the patents that are the subject of this lawsuit. In November 2003, an administrative law judge dismissed the FTC’s case against Unocal, which the FTC staff appealed to the full FTC. The FTC has not yet ruled on that appeal. The PTO has

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reexamined Unocal’s patents, and has issued notices of rejection of all claims of the patents. These rejections are subject to additional proceedings, including administrative appeal by Unocal, followed by an appeal in federal district court or the court of appeals. Ultimate invalidation would preclude Unocal from pursuing claims based on the patents. Unocal’s patent lawsuit against us is indefinitely stayed as a result of the PTO reexamination proceedings. However, due to the inherent uncertainty of litigation, there can be no assurance that we will prevail in the lawsuit, and an adverse result could have a material adverse effect on our results of operations and financial position.

Our leverage may limit our financial flexibility.

      As of March 31, 2004, we had total debt of approximately $4.9 billion, stockholders’ equity of approximately $6.4 billion, and cash and temporary cash investments of $239.0 million. Under our revolving bank credit facilities, at March 31, 2004, our debt-to-capitalization ratio (net of cash) was approximately 42% as is more fully described in our quarterly report on Form 10-Q/A for the quarterly period ended March 31, 2004 incorporated by reference herein. We may also incur additional indebtedness in the future, including in connection with acquisitions, although our ability to do so will be restricted by existing bank credit facilities. The level of our indebtedness will have several important effects on our future operations, including, among others:

•	a significant portion of our cash flow from operations will be dedicated to the payment of principal and interest on our indebtedness and will not be available for other purposes

•	covenants contained in our existing debt arrangements require us to meet certain financial tests, which may affect our flexibility in planning for, and reacting to, changes in our business, including possible acquisition opportunities

•	our ability to obtain additional financing for working capital, capital expenditures, acquisitions, general corporate and other purposes may be limited

•	we may be at a competitive disadvantage to our competitors that are less leveraged

•	our vulnerability to adverse economic and industry conditions may increase

      Our ability to meet our debt service obligations and to reduce our total indebtedness will be dependent upon our future performance, which will be subject to general economic conditions, industry cycles and financial, business and other factors affecting our operations, many of which are beyond our control. We cannot assure you that our business will continue to generate sufficient cash flow from operations to service our indebtedness. If we are unable to generate sufficient cash flow from operations, we may be required to sell assets, to refinance all or a portion of our indebtedness or to obtain additional financings. Such refinancing might not be possible and additional financing might not be available on commercially acceptable terms or at all.

      Our bank credit facilities impose financial and other restrictions on us. Covenants contained in the credit facilities and relating to certain of our other indebtedness limit, among other things, our ability and our subsidiaries’ ability to incur funded indebtedness and require maintenance of a minimum coverage ratio and a maximum debt-to-capitalization ratio. Failure to comply with such covenants may result in a default with respect to the related debt under the credit facilities or such other indebtedness and could lead to acceleration of such debt or any instruments evidencing indebtedness that contain cross-acceleration or cross-default provisions. In such a case, we might not be able to refinance or otherwise repay such indebtedness.

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CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

      This prospectus and the accompanying prospectus supplement, including the information we incorporate by reference, contain certain estimates, predictions, projections, assumptions and other “forward-looking statements” (as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) that involve various risks and uncertainties. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions, or other future performance suggested in this report. These forward-looking statements can generally be identified by the words “anticipate,” “believe,” “expect,” “plan,” “intend,” “estimate,” “project,” “budget,” “forecast,” “will,” “could,” “should,” “may” and similar expressions. These forward-looking statements include, among other things, statements regarding:

•	future refining margins, including gasoline and heating oil margins

•	future retail margins, including gasoline, diesel, home heating oil and convenience store merchandise margins

•	expectations regarding feedstock costs, including crude oil discounts, and operating expenses

•	anticipated levels of crude oil and refined product inventories

•	our anticipated level of capital investments, including deferred refinery turnaround and catalyst costs and capital expenditures for environmental and other purposes, and the effect of those capital investments on our results of operations

•	anticipated trends in the supply of and demand for crude oil and other feedstocks and refined products in the United States, Canada and elsewhere

•	expectations regarding environmental and other regulatory initiatives

•	the effect of general economic and other conditions on refining and retail industry fundamentals

      Our forward-looking statements are based on our beliefs and assumptions derived from information available at the time the statements are made. Differences between actual results and any future performance suggested in these forward-looking statements could result from a variety of factors, including, but not limited to, those described under the heading “Risk Factors” and the following:

•	acts of terrorism aimed at either our facilities or other facilities that could impair our ability to produce and/or transport refined products or receive foreign feedstocks

•	political conditions in crude oil producing regions, including the Middle East and South America

•	the domestic and foreign supplies of refined products such as gasoline, diesel fuel, jet fuel, home heating oil and petrochemicals

•	the domestic and foreign supplies of crude oil and other feedstocks

•	the ability of the members of the Organization of Petroleum Exporting Countries (OPEC) to agree on and to maintain crude oil price and production controls

•	the level of consumer demand, including seasonal fluctuations

•	refinery overcapacity or undercapacity

•	the actions taken by competitors, including both pricing and the expansion and retirement of refining capacity in response to market conditions

•	environmental and other regulations at both the state and federal levels and in foreign countries

•	the level of foreign imports of refined products

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•	accidents or other unscheduled shutdowns affecting our refineries, machinery, pipelines or equipment, or those of our suppliers or customers

•	changes in the cost or availability of transportation for feedstocks and refined products

•	the price, availability and acceptance of alternative fuels and alternative-fuel vehicles

•	cancellation of or failure to implement planned capital projects and realize the various assumptions and benefits projected for such projects or cost overruns in constructing such planned capital projects

•	earthquakes, hurricanes, tornadoes and irregular weather, which can unforeseeably affect the price or availability of natural gas, crude oil and other feedstocks and refined products

•	rulings, judgments or settlements in litigation or other legal or regulatory matters, including unexpected environmental remediation costs in excess of any reserves or insurance coverage

•	the introduction or enactment of federal or state legislation which may adversely affect our business or operations

•	changes in the credit ratings assigned to our debt securities and trade credit

•	changes in the value of the Canadian dollar relative to the U.S. dollar

•	overall economic conditions

      Any one of these factors, or a combination of these factors, could materially affect our future results of operations and whether any forward-looking statements ultimately prove to be accurate. Our forward-looking statements are not guarantees of future performance, and actual results and future performance may differ materially from those suggested in any forward-looking statements. We do not intend to update these statements unless we are required by the securities laws to do so.

      All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing. We undertake no obligation to publicly release the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this report or to reflect the occurrence of unanticipated events.

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USE OF PROCEEDS

      Unless we inform you otherwise in the prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes. These purposes may include, but are not limited to:

•	equity investments in existing and future projects

•	permanent financing of bridge facilities used to make acquisitions

•	acquisitions

•	working capital

•	capital expenditures

•	repayment or refinancing of debt or other corporate obligations

•	repurchases and redemptions of securities

      Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS

TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

      The following table sets forth the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends for the periods indicated:

	Three Months	Years Ended December 31,
Ended
	March 31, 2004	2003	2002	2001	2000	1999

Ratio of earnings to fixed charges	4.9x	3.4x	1.3x	7.3x	5.6x	1.3x
Ratio of earnings to combined fixed charges and preferred stock dividends	4.6x	3.4x	1.3x	7.3x	5.6x	1.3x

      We have computed the ratio of earnings to fixed charges by dividing earnings by fixed charges. We have computed the ratio of earnings to combined fixed charges and preferred stock dividends by dividing earnings by fixed charges and preferred stock dividends. For these purposes, earnings consist of consolidated income from continuing operations before income taxes and fixed charges (excluding capitalized interest), with certain other adjustments. Fixed charges consist of total interest, whether expensed or capitalized, including amortization of debt expense and premiums or discounts related to outstanding indebtedness, one-third (the proportion deemed representative of the interest factor) of rental expense and distributions on preferred securities of subsidiary trusts which are deducted in the determination of consolidated pre-tax income from continuing operations.

      On July 1, 2003, we issued 10,000,000 shares of our 2% mandatory convertible preferred stock. Prior to July 1, 2003, we had no preferred or preference securities outstanding with respect to continuing operations for any period presented, other than preferred securities of subsidiary trusts. As a result, the ratio of earnings to combined fixed charges and preferred stock dividends for those prior periods is the same as the ratio of earnings to fixed charges.

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DESCRIPTION OF DEBT SECURITIES

      The debt securities covered by this prospectus will be our general unsecured obligations. We will issue senior debt securities under an indenture dated as of June 18, 2004 between us and The Bank of New York, a New York banking corporation, as trustee. We will issue subordinated debt securities under an indenture to be entered into between us and The Bank of New York, as indenture trustee. The indenture for the senior debt securities and the indenture for the subordinated debt securities will be substantially identical, except for the provisions relating to subordination and restrictive covenants. We sometimes refer to the senior indenture and the subordinated indenture as the “indentures.”

      We have summarized selected provisions of the indentures and the debt securities below. This summary is not complete. For a complete description, we encourage you to read the indentures. We have filed the senior indenture and the form of subordinated indenture with the Securities and Exchange Commission (“SEC”), and we will include the final subordinated indenture and any other instrument establishing the terms of any debt securities we offer as exhibits to a filing we will make with the SEC in connection with that offering. Please read “Where You Can Find More Information.”

Ranking

      The senior debt securities will constitute senior debt and will rank equally with all of our unsecured and unsubordinated debt. The subordinated debt securities will be subordinated to, and thus have a junior position to, the senior debt securities and all of our other senior debt. Neither indenture limits the amount of debt securities that can be issued under that indenture or the amount of additional indebtedness we or any of our subsidiaries may incur. We may issue debt securities under either indenture from time to time in one or more series, each in an amount we authorize prior to issuance. The trustee will authenticate and deliver debt securities executed and delivered to it by us as set forth in the applicable indenture.

      We are organized as a holding company that owns subsidiary companies. Our subsidiary companies conduct substantially all of our business. The holding company structure results in two principal risks:

•	Our subsidiaries may be restricted by contractual provisions or applicable laws from providing us the cash that we need to pay parent company debt service obligations, including payments on the debt securities

•	In any liquidation, reorganization or insolvency proceeding involving us, your claim as a holder of the debt securities will be effectively junior to the claims of holders of any indebtedness or preferred stock of our subsidiaries

Terms

      The prospectus supplement relating to any series of debt securities we are offering will include specific terms relating to that offering. These terms will include some or all of the following:

•	whether the debt securities are senior or subordinated debt securities

•	the title of the debt securities

•	any limit on the total principal amount of the debt securities

•	the date or dates on which the principal of the debt securities will be payable

•	any interest rate, or the method of determining the interest rate, on the debt securities, the date from which interest will accrue, interest payment dates and record dates

•	any right to extend or defer the interest payment periods and the duration of the extension

•	if other than as set forth in this prospectus, the place or places where payments on the debt securities will be payable

•	any optional redemption provisions

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•	any sinking fund or other provisions that would obligate us to redeem or purchase the debt securities

•	any provisions for the remarketing of the debt securities

•	any changes or additions to the events of default or covenants

•	whether we will issue the debt securities in individual certificates to each holder in registered or bearer form, or in the form of temporary or permanent global securities held by a depositary on behalf of holders

•	the denominations in which we will issue the debt securities, if other than denominations of an integral multiple of $1,000

•	the terms of any right to convert debt securities into shares of our common stock or other securities or property

•	whether payments on the debt securities will be payable in foreign currency or currency units (including composite currencies) or another form

•	any provisions that would determine the amount of principal, premium, if any, or interest, if any, on the debt securities by references to an index or pursuant to a formula

•	the portion of the principal amount of the debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount

•	any other terms of the debt securities not inconsistent with the relevant indentures

      We may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. We will describe in the prospectus supplement any material United States federal income tax consequences applicable to those securities.

      If we sell any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, we will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.

Consolidation, Merger and Sale

      We have agreed in the indentures that we will consolidate with or merge into any entity or transfer or dispose of all or substantially all of our assets to any entity only if:

•	we are the continuing corporation, or

•	if we are not the continuing corporation, the successor is organized and existing under the laws of any United States jurisdiction and assumes all of our obligations under the indenture and the debt securities, and

•	in either case, immediately after giving effect to the transaction, no default or event of default would occur and be continuing

Events of Default

      Unless we inform you otherwise in the prospectus supplement, the following are events of default under the indentures with respect to a series of debt securities:

•	our failure to pay interest on any debt security of that series for 30 days

•	our failure to pay principal of or any premium on any debt security of that series when due

•	our failure to make any sinking fund payment for any debt security of that series when due

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•	our failure to perform any of our other covenants or breach of any of our other warranties in that indenture, other than a covenant or warranty included in the indenture solely for the benefit of another series of debt securities, and that failure continues for 60 days after written notice is given or received as provided in the indentures

•	certain bankruptcy, insolvency or reorganization events involving us

•	any other event of default we may provide for that series

      If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default may declare the principal amount of all the debt securities of that series to be due and payable immediately. After any declaration of acceleration of a series of debt securities, but before a judgment or decree for payment has been obtained, the event of default giving rise to the declaration of acceleration will, without further act, be deemed to have been waived, and such declaration and its consequences will, without further act, be deemed to have been rescinded and annulled if:

•	we have paid or deposited with the trustee a sum sufficient to pay

•	all overdue interest

•	the principal and premium, if any, due otherwise than by the declaration of acceleration and any interest on such amounts

•	any interest on overdue interest, to the extent legally permitted

•	all amounts due to the trustee under the indenture

•	all events of default with respect to that series of debt securities, other than the nonpayment of the principal which became due solely by virtue of the declaration of acceleration, have been cured or waived

      In most cases, the trustee will be under no obligation to exercise any of its rights or powers under the indentures at the request or direction of any of the holders, unless the holders have offered to the trustee indemnity reasonably satisfactory to the trustee. Subject to this provision for indemnification, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee

•	exercising any trust or power conferred on the trustee, with respect to the debt securities of that series

      Each indenture requires us to furnish to the trustee annually a statement as to our performance of certain of our obligations under the indenture and as to any default in performance.

Modification and Waiver

      We may modify or amend each of the indentures without the consent of any holders of the debt securities in certain circumstances, including to:

•	evidence the assumption of our obligations under the indenture and the debt securities by a successor

•	add further covenants for the protection of the holders

•	cure any ambiguity or correct any inconsistency in the indenture, so long as such action will not adversely affect the interests of the holders

•	establish the form or terms of debt securities of any series

•	evidence the acceptance of appointment by a successor trustee

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      We may modify or amend each indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series issued under the indenture affected by the modification or amendment. Without the consent of the holder of each outstanding debt security affected, however, no modification may:

•	change the stated maturity of the principal of, or any installment of interest on, any debt security

•	reduce the principal amount of, the interest on, or the premium payable on, any debt security

•	reduce the amount of principal of discounted debt securities payable upon acceleration of maturity

•	change the place of payment or the currency in which any debt security is payable

•	impair the right to institute suit for the enforcement of any payment on any debt security

•	reduce quorum or voting rights

      The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may waive past defaults by us under the indentures with respect to the debt securities of that series only. Those holders may not, however, waive any default in any payment on any debt security of that series or compliance with a provision that cannot be modified or amended without the consent of each holder affected.

Discharge

      We will be discharged from all obligations of any series of debt securities, except for certain surviving obligations to register the transfer or exchange of the debt securities and any right by the holders to receive additional amounts under the indentures if:

•	all debt securities of that series previously authenticated and delivered under the relevant indenture have been delivered to the trustee for cancellation or

•	all debt securities of that series have become due and payable or will become due and payable within one year, at maturity or by redemption, and we deposit with the trustee, in trust, sufficient money to pay the entire indebtedness of all the debt securities of that series on the dates the payments are due in accordance with the terms of the debt securities

      To exercise the right of deposit described above, we must deliver to the trustee an opinion of counsel and an officers’ certificate stating that all conditions precedent to the satisfaction and discharge of the relevant indenture have been complied with.

Form, Exchange, Registration and Transfer

      Unless we inform you otherwise in the prospectus supplement, we will issue the debt securities only in fully registered form, without coupons, in denominations of $1,000 and integral multiples.

      Debt securities will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms in such authorized denominations as may be requested. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent we designate. The security registrar or transfer agent will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request. We will not charge a service charge for any transfer or exchange of the debt securities. We may, however, require payment of any tax or other governmental charge payable for the registration of the transfer or exchange.

      We will appoint the trustee under each indenture as security registrar for the debt securities issued under that indenture. We are required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional transfer agents for any series of debt securities.

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      We will not be required:

•	to issue, register the transfer of or exchange debt securities of a series during a period beginning 15 business days prior to the day of mailing of a notice of redemption of debt securities of that series selected for redemption and ending on the close of business on the day of mailing of the relevant notice or

•	to register the transfer of or exchange any debt security, or portion of any debt security, called for redemption, except the unredeemed portion of any debt security we are redeeming in part

Payment and Paying Agents

      Unless we inform you otherwise in the prospectus supplement, principal and interest will be payable, and the debt securities will be transferable and exchangeable, at the office or offices of the applicable trustee or any paying agent we designate. At our option, we will pay interest on the debt securities by check mailed to the holder’s registered address or by wire transfer for global debt securities. Unless we inform you otherwise in a prospectus supplement, we will make interest payments to the persons in whose name the debt securities are registered at the close of business on the record date for each interest payment date.

      In most cases, the trustee and paying agent will repay to us upon written request any funds held by them for payments on the debt securities that remain unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment.

Book-Entry and Settlement

      We may issue the debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. The prospectus supplement will describe:

•	any circumstances under which beneficial owners may exchange their interests in a global debt security for certificated debt securities of the same series with the same total principal amount and the same terms

•	the manner in which we will pay principal of and any premium and interest on a global debt security

•	the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security

Notices

      Notices to holders will be given by mail to the addresses of such holders as they appear in the security register.

Governing Law

      New York law will govern each indenture and the debt securities.

The Trustee

      The Bank of New York is the trustee under our senior indenture. Its address is 101 Barclay Street, Floor 21 West, New York, New York 10286. As of March 31, 2004, The Bank of New York serves as trustee for our senior unsecured notes and bonds aggregating approximately $4.0 billion and receives customary fees for its services. The Bank of New York also will serve as trustee under the subordinated indenture. Please read “About This Prospectus.”

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      The holders of a majority in principal amount of the outstanding debt securities of any series issued under each indenture will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. If an event of default occurs and is continuing, the trustee will be required in the exercise of its powers to use the degree of care and skill of a prudent person in the conduct of his own affairs. The trustee will be obligated to exercise any of its rights or powers under the relevant indenture at the request of any holders of debt securities of any series issued under that indenture only after those holders have offered the trustee indemnity reasonably satisfactory to it. The trustee may resign at any time or the holders of a majority in principal amount of the debt securities may remove the trustee. If the trustee resigns, is removed or becomes incapable of acting as trustee or if a vacancy occurs in the office of the trustee for any reason, we will appoint a successor trustee in accordance with the provisions of the applicable indenture.

      If the trustee becomes one of our creditors, it will be subject to limitations in the indenture on its rights to obtain payment of claims or to realize on certain property received for any claim, as security or otherwise. The trustee may engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign as required under the indenture.

Subordination Under the Subordinated Indenture

      Under the subordinated indenture, payment of the principal, interest and any premium on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all senior debt as defined in the subordinated indenture. Unless we inform you otherwise in the prospectus supplement, for purposes of this indenture “senior debt” will mean all indebtedness, including guarantees, of Valero, unless the indebtedness states that it is not senior to the subordinated debt securities.

      Unless we inform you otherwise in the prospectus supplement, we may not make any payment of principal of, interest on, or any premium on, the subordinated debt securities if:

•	we fail to pay the principal, interest, premium or any other amounts on any senior debt when due or

•	we default in performing any other covenant (a “covenant default”) in any senior debt that we have designated if the covenant default allows the holders of that senior debt to accelerate the maturity of the senior debt they hold

      The subordination does not affect our obligation, which is absolute and unconditional, to pay, when due, the principal of and any premium and interest on the subordinated debt securities. In addition, the subordination does not prevent the occurrence of any default under the subordinated indenture.

      The subordinated indenture will not limit the amount of senior debt that we may incur. As a result of the subordination of the subordinated debt securities, if we became insolvent, holders of subordinated debt securities may receive less on a proportionate basis than other creditors.

Restrictive Covenants in the Senior Indenture

      We have agreed to two principal restrictions on our activities for the benefit of holders of the senior debt securities. Unless waived or amended, the restrictive covenants summarized below will apply to a series of debt securities issued under the senior indenture as long as any of those debt securities is outstanding, unless the prospectus supplement for the series states otherwise. We have used in this summary description terms that we have defined below under “— Glossary.”

Limitations on Liens

      We have agreed that when any senior debt securities are outstanding neither we nor any of our subsidiaries will create or assume any liens upon any of our receivables or other assets or any asset, stock

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or indebtedness of any of our subsidiaries unless those senior debt securities are secured equally and ratably with or prior to the debt secured by the lien. This covenant has exceptions that permit:

•	subject to certain limitations, any lien created to secure all or part of the purchase price of any property or to secure a loan made to finance the acquisition of the property described in such lien

•	subject to certain limitations, any lien existing on any property at the time of its acquisition or created not later than 12 months thereafter

•	subject to certain limitations, any lien created in connection with the operation or use of any property acquired or constructed by us and created within 12 months after the acquisition, construction or commencement of full operations on the property

•	any mechanic’s or materialmen’s lien or any lien related to workmen’s compensation or other insurance

•	any lien arising by reason of deposits with or the giving of any form of security to any governmental agency, including for taxes and other governmental charges

•	liens for taxes or charges which are not delinquent or are being contested in good faith

•	any judgment lien the execution of which has been stayed or which has been adequately appealed and secured

•	any lien incidental to the conduct of our business which was not incurred in connection with the borrowing of money or the obtaining of advances or credit and which does not materially interfere with the conduct of our business

•	any intercompany lien

•	liens incurred in connection with the borrowing of funds, if such funds are used within 120 days to repay indebtedness of at least an equal amount secured by a lien on our property having a fair market value at least equal to the fair market value of the property securing the new lien

•	any lien created to secure indebtedness and letter of credit reimbursement obligations incurred in connection with the extension of working capital financing

•	any lien existing on the date of the indenture

•	subject to an aggregate limit of $200 million, any lien on cash, cash equivalents or other account holdings securing derivative obligations

•	subject to an aggregate limit of 10% of our consolidated net tangible assets, any liens not otherwise permitted by any of the other exceptions set forth in the indenture

Limitations on Sale/Leaseback Transactions

      We have agreed that neither we nor our subsidiaries will enter into any sale/ leaseback transactions with regard to any principal property, providing for the leasing back to us or a subsidiary by a third party for a period of more than three years of any asset which has been or is to be sold or transferred by us or such subsidiary to such third party or to any other person. This covenant has exceptions that permit transactions of this nature under the following circumstances:

•	we would be entitled, pursuant to the “Limitations on Liens” covenant described above, to incur indebtedness secured by a lien on the property to be leased, without equally and ratably securing the senior debt securities then outstanding or

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•	within 120 days of the effective date of such sale/ leaseback transaction, we apply an amount equal to the value of such transaction:

•	to the voluntary retirement of funded debt or

•	to the purchase of another principal property

      In addition, subject to a limit (on an aggregated basis with indebtedness secured by liens permitted by the limitations on liens covenant described above) of 10% of our consolidated net tangible assets, we can enter into sale/ leaseback transactions not otherwise permitted by the express provisions of the indenture.

Glossary

      We define the following terms in the senior indenture. We use them here with the same definitions. Generally accepted accounting principles should be used to determine all items in this section, unless otherwise indicated.

      “Consolidated net tangible assets” means the total amount of assets shown on a consolidated balance sheet of us and our subsidiaries (excluding goodwill and other intangible assets), less all current liabilities (excluding notes payable, short-term debt and current portion of long-term debt and capital lease obligations).

      “Funded debt” means generally any indebtedness for money borrowed, created, issued, incurred, assumed or guaranteed which would be classified as long-term debt or capital lease obligations.

      “Principal Property” means any of our or our subsidiaries’ refineries or refinery-related assets, distribution facilities or other real property which has a net book value exceeding 2.5% of consolidated net tangible assets, but not including any property which in our opinion is not material to our and our subsidiaries’ total business conducted as an entirety or any portion of a particular property that is similarly found not to be material to the use or operation of such property.

      “Subsidiary” means any entity of which at the time of determination we or one or more of our subsidiaries owns or controls directly or indirectly more than 50% of the shares of voting stock or the outstanding partnership or similar interests and any limited partnership (i) of which we or any one of our subsidiaries are a general partner and (ii) which is consolidated with us for financial reporting purposes.

DESCRIPTION OF CAPITAL STOCK

      We have summarized selected aspects of our capital stock below. The summary is not complete. For a complete description, you should refer to our restated certificate of incorporation, restated by-laws, certificates of designation and the Rights Agreement, dated as of July 17, 1997 between us and Computershare Investor Services, LLC, as successor rights agent to Harris Trust and Savings Bank, as amended, all of which are exhibits to the registration statement of which this prospectus is a part.

Authorized Capital Stock

      Our authorized capital stock consists of:

•	300,000,000 shares of common stock, par value $0.01 per share

•	20,000,000 shares of preferred stock, par value $0.01 per share, issuable in series

Common Stock

      Each share of common stock is entitled to participate equally in dividends as and when declared by our board of directors. The payment of dividends on our common stock may be limited by obligations we may have to holders of any preferred stock. For information regarding restrictions on payments of dividends, see below and the prospectus supplement applicable to any issuance of common stock.

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      Common stockholders are entitled to one vote for each share held on all matters submitted to them. The common stock does not have cumulative voting rights, meaning that holders of a majority of the shares of common stock voting for the election of directors can elect all the directors if they choose to do so.

      If we liquidate or dissolve our business, the holders of common stock will share ratably in the distribution of assets available for distribution to stockholders after creditors are paid and preferred stockholders receive their distributions. The shares of common stock have no preemptive rights and are not convertible, redeemable or assessable or entitled to the benefits of any sinking fund.

      All issued and outstanding shares of common stock are fully paid and nonassessable. Any shares of common stock we offer under this prospectus will be fully paid and nonassessable.

      The common stock is listed on the New York Stock Exchange and trades under the symbol “VLO.”

Preferred Stock

      Our board of directors can, without action by stockholders, issue one or more series of preferred stock. The board can determine for each series the number of shares, designation, relative voting rights, dividend rates, liquidation and other rights, preferences and limitations. In some cases, the issuance of preferred stock could delay or discourage a change in control of us.

      The prospectus supplement relating to any series of preferred stock we are offering will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the preferred stock

•	the maximum number of shares of the series

•	the dividend rate or the method of calculating the dividend, the date from which dividends will accrue and whether dividends will be cumulative

•	any liquidation preference

•	any redemption provisions

•	any sinking fund or other provisions that would obligate us to redeem or purchase the preferred stock

•	any terms for the conversion or exchange of the preferred stock for other securities of us or any other entity

•	any voting rights

•	any other preferences and relative, participating, optional or other special rights or any qualifications, limitations or restrictions on the rights of the shares

      Any shares of preferred stock we issue will be fully paid and nonassessable.

      Our board of directors has reserved for issuance pursuant to our Stockholder Rights Plan described below a total of 1,500,000 shares of Junior Participating Preferred Stock, Series I. We have not issued any shares of the Junior Participating Preferred Stock, Series I at the date of this prospectus.

      Additionally on July 1, 2003, we issued 10,000,000 shares of our 2% mandatory convertible preferred stock (liquidation preference $25 per share) (“Convertible Preferred Stock”) in connection with our acquisition of Orion Refining Corporation’s refinery located in St. Charles Parish, Louisiana. The Convertible Preferred Stock will automatically convert to our common stock on July 1, 2006. Holders of the Convertible Preferred Stock are entitled to vote with the holders of common stock on all matters. Each share of Convertible Preferred Stock is entitled to a vote equal to the mandatory conversion ratio in effect on the record date for any such vote. The mandatory conversion ratio ranges from 0.4955 to 0.6690 based on the market value of our common stock and is subject to adjustment in certain circumstances. We

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pay annual dividends on each share of Convertible Preferred Stock in the amount of $0.50 when, as and if declared by our board of directors. Dividends will be paid quarterly, provided that dividends will not accrue or be payable with respect to a particular calendar quarter if we do not declare a dividend on our common stock during that calendar quarter. The Convertible Preferred Stock will rank with respect to dividend rights and rights upon our liquidation, winding-up or dissolution as follows: (i) senior to all common stock and to all of our other capital stock issued in the future that ranks junior to the Convertible Preferred Stock; (ii) on a parity with any of our capital stock issued in the future the terms of which expressly provide that it will rank on a parity with the Convertible Preferred Stock; and (iii) junior to all of our capital stock the terms of which expressly provide that such capital stock will rank senior to the Convertible Preferred Stock.

Anti-Takeover Provisions

      The provisions of Delaware law and our restated certificate of incorporation and our restated by-laws summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the common stock.

Staggered Board of Directors

      Our board of directors is divided into three classes that are elected for staggered three-year terms. The classification of the board of directors has the effect of requiring at least two annual stockholder meetings, instead of one, to effect a change in control of the board of directors. Holders of 60% of the shares of common stock entitled to vote in the election of directors may remove a director for cause, but stockholders may not remove any director without cause.

Fair Price Provision

      Our restated certificate of incorporation contains a fair price provision. Mergers, consolidations and other business combinations involving us and an “interested stockholder” require the approval of holders of at least 66 2/3% of our outstanding voting stock not owned by the interested stockholder. Interested stockholders include any holder of 15% or more of our outstanding voting stock. The 66 2/3% voting requirement does not apply, however, if the “continuing directors,” as defined in our restated certificate of incorporation, approve the business combination, or the business combination meets other specified conditions.

Liability of Our Directors

      As permitted by the Delaware corporation statute, we have included in our restated certificate of incorporation a provision that limits our directors’ liability for monetary damages for breach of their fiduciary duty of care to us and our stockholders. The provision does not affect the liability of a director:

•	for any breach of his/her duty of loyalty to us or our stockholders

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law

•	for the declaration or payment of unlawful dividends or unlawful stock repurchases or redemptions

•	for any transaction from which the director derived an improper personal benefit

      This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

Stockholder Proposals and Director Nominations

      Our stockholders can submit stockholder proposals and nominate candidates for our board of directors if the stockholders follow advance notice procedures described in our restated by-laws.

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      Generally, stockholders must submit a written notice between 60 and 90 days before the first anniversary of the date of our previous year’s annual stockholders’ meeting. To nominate directors, the notice must include the name and address of the stockholder, the class and number of shares owned by the stockholder, information about the nominee required by the SEC and a description of any arrangements or understandings with respect to the election of directors that exist between the stockholder and any other person. To make stockholder proposals, the notice must include a description of the proposal, the reasons for bringing the proposal before the meeting, the name and address of the stockholder, the class and number of shares owned by the stockholder and any material interest of the stockholder in the proposal.

      In each case, if we have changed the date of the annual meeting to more than 30 days before or 60 days after the anniversary date of our previous year’s annual stockholders’ meeting, stockholders must submit the notice between 60 and 90 days prior to such annual meeting or no later than 10 days after the day we make public the date of the annual meeting.

      Director nominations and stockholder proposals that are late or that do not include all required information may be rejected. This could prevent stockholders from bringing certain matters before an annual meeting, including making nominations for directors.

Delaware Anti-takeover Statute

      We are a Delaware corporation and are subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prevents us from engaging in a business combination with an “interested stockholder” (generally, a person owning 15% or more of our outstanding voting stock) for three years following the time that person becomes a 15% stockholder unless one of the following is satisfied:

•	before that person became a 15% stockholder, our board of directors approved the transaction in which the stockholder became a 15% stockholder or approved the business combination

•	upon completion of the transaction that resulted in the stockholder’s becoming a 15% stockholder, the stockholder owns at least 85% of our voting stock outstanding at the time the transaction began (excluding stock held by directors who are also officers and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer)

•	after the transaction in which that person became a 15% stockholder, the business combination is approved by our board of directors and authorized at a stockholders’ meeting by at least two-thirds of the outstanding voting stock not owned by the 15% stockholder.

      Under Section 203, these restrictions also do not apply to certain business combinations proposed by a 15% stockholder following the disclosure of an extraordinary transaction with a person who was not a 15% stockholder during the previous three years or who became a 15% stockholder with the approval of a majority of our directors. This exception applies only if the extraordinary transaction is approved or not opposed by a majority of our directors who were directors before any person became a 15% stockholder in the previous three years, or the successors of these directors.

Other Provisions

      Our restated certificate of incorporation also provides that:

•	stockholders may act only at an annual or special meeting and not by written consent

•	an 80% vote of the outstanding voting stock is required for the stockholders to amend our restated by-laws

•	an 80% vote of the outstanding voting stock is required to amend our restated certificate of incorporation with respect to certain matters, including those described in the first two bullet points above

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Transfer Agent and Registrar

      Computershare Investor Services, LLC, is our transfer agent and registrar.

Stockholder Rights Plan

      We have a stockholder rights plan under which one preferred share purchase right is attached to each outstanding share of our common stock. The rights become exercisable under specified circumstances, including any person or group (an “acquiring person”) becoming the beneficial owner of 15% or more of our outstanding common stock, subject to specified exceptions. Each right entitles the registered holder to purchase from us one one-hundredth of a share of Junior Participating Preferred Stock, Series I, at an exercise price of $100, subject to adjustment under specified circumstances. If events specified in the stockholder rights plan occur, each holder of rights other than the acquiring person can exercise their rights. When a holder exercises a right, the holder will be entitled to receive common stock valued at twice the exercise price of the right. In some cases, the holder will receive cash, property or other securities instead of common stock. We may redeem the rights for $0.01 per right at any time prior to the tenth day after a person or group becomes an acquiring person.

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DESCRIPTION OF WARRANTS

      We may issue warrants to purchase debt securities, common stock, preferred stock or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

      The prospectus supplement relating to any warrants we are offering will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the warrants

•	the aggregate number of warrants offered

•	the designation, number and terms of the debt securities, common stock, preferred stock or other securities purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted

•	the exercise price of the warrants

•	the dates or periods during which the warrants are exercisable

•	the designation and terms of any securities with which the warrants are issued

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated

•	any minimum or maximum amount of warrants that may be exercised at any one time

•	any terms relating to the modification of the warrants

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants

      The description in the prospectus supplement will not necessarily be complete, and reference will be made to the warrant agreements which will be filed with the SEC.

PLAN OF DISTRIBUTION

      We may sell the offered securities in and outside the United States (a) through underwriters or dealers, (b) directly to purchasers, including our affiliates, (c) through agents or (d) through a combination of any of these methods. The prospectus supplement will include the following information:

•	the terms of the offering

•	the names of any underwriters or agents

•	the name or names of any managing underwriter or underwriters

•	the purchase price of the securities from us

•	the net proceeds to us from the sale of the securities

•	any delayed delivery arrangements

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation

•	any initial public offering price

•	any discounts or concessions allowed or reallowed or paid to dealers

•	any commissions paid to agents

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Sale Through Underwriters or Dealers

      If we use underwriters in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

      During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters also may impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

      If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of these securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

      We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

      We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

      If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Remarketing

      We may offer and sell any of the offered securities in connection with a remarketing upon their purchase, in accordance with a redemption or repayment by their terms or otherwise by one or more remarketing firms acting as principals for their own accounts or as our agents. We will identify any remarketing firm, the terms of any remarketing agreement and the compensation to be paid to the

24

remarketing firm in the prospectus supplement. Remarketing firms may be deemed underwriters under the Securities Act of 1933.

Derivative Transactions

      We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

      We or one of our affiliates also may loan or pledge securities to a financial institution or other third party, who may in turn sell the securities pursuant to this prospectus and the applicable prospectus supplement. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus and the applicable prospectus supplement or otherwise.

General Information

      We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS

      Mr. Jay D. Browning, Esq., our Vice President and Corporate Secretary, will issue opinions about the legality of the offered securities for us. Mr. Browning is our employee and at March 31, 2004, beneficially owned approximately 19,215 shares of our common stock (including shares held under employee benefit plans) and held options under our employee stock option plans to purchase an additional 35,699 shares of our common stock. None of such shares or options were granted in connection with the offering of the securities. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

      The consolidated financial statements of Valero Energy Corporation and subsidiaries at December 31, 2003 and 2002, and for each of the years then ended, appearing in Valero Energy Corporation’s Annual Report on Form 10-K for the year ended December 31, 2003, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

      The consolidated financial statements of Valero Energy Corporation and subsidiaries for the year ended December 31, 2001, appearing in Valero Energy Corporation’s Annual Report on Form 10-K for the year ended December 31, 2003, have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

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      The financial statements of Orion Refining Corporation appearing in Valero Energy Corporation’s Current Report on Form 8-K/A filed August 12, 2003, have been audited by PricewaterhouseCoopers LLP, independent registered public accounting firm, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

      The combined financial statements of the El Paso Aruba Refining Business appearing in Valero Energy Corporation’s Current Report on Form 8-K/ A filed May 10, 2004, have been audited by PricewaterhouseCoopers LLP, independent registered public accounting firm, as set forth in their report thereon included therein and incorporated herein by reference. Such combined financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

MATTERS RELATING TO ARTHUR ANDERSEN LLP

      Arthur Andersen LLP has not consented to the incorporation by reference of their report in this prospectus, and we have dispensed with the requirement to file their consent in reliance upon Rule 437a of the Securities Act of 1933. Because Arthur Andersen LLP has not consented to the incorporation by reference of their report in this prospectus, you will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act of 1933 for any untrue statement of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated therein.

WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials we file with the SEC at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. You can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

      This prospectus is part of a registration statement we have filed with the SEC relating to the securities we may offer. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, the exhibits and schedules for more information about us and our securities. The registration statement, exhibits and schedules are available at the SEC’s public reference room or through its web site.

INFORMATION WE INCORPORATE BY REFERENCE

      We are incorporating by reference information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and information that we file later with the SEC automatically will update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all the securities or after the date on which the registration statement that includes this prospectus was initially filed with the SEC and before the effectiveness of such registration statement:

•	our annual report on Form 10-K for the year ended December 31, 2003

•	our quarterly report on Form 10-Q for the quarterly period ended March 31, 2004, as amended by our quarterly report on Form 10-Q/ A for the quarterly period ended March 31, 2004

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•	the description of our common stock contained in our registration statement on Form 8-A, as may be amended from time to time to update that description

•	the description of the rights associated with our common stock contained in our registration statement on Form 8-A, as may be amended from time to time to update that description

•	our current report on Form 8-K filed with the SEC on July 15, 2003, as amended by our current reports on Form 8-K/A filed with the SEC on August 12, 2003 and September 18, 2003

•	Item 5 of our current report on Form 8-K filed with the SEC on February 5, 2004

•	our current report on Form 8-K filed with the SEC on February 11, 2004

•	our current report on Form 8-K filed with the SEC on March 9, 2004, as amended by our current report on Form 8-K/ A filed with the SEC on May 10, 2004

•	our current report on Form 8-K filed with the SEC on March 12, 2004

•	our current report on Form 8-K filed with the SEC on March 25, 2004

      You may request a copy of these filings (other than an exhibit to those filings unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:

Valero Energy Corporation
One Valero Way
San Antonio, Texas 78249
Attention: Investor Relations
Telephone: (210) 345-2139

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The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 21, 2004

PROSPECTUS

$3,500,000,000

Senior Debt Securities

Subordinated Debt Securities
Common Stock
Stock Purchase Contracts
Stock Purchase Units

VEC Trust III

VEC Trust IV

Trust Preferred Securities fully and unconditionally guaranteed,

as described herein, by

Valero Energy Corporation

One Valero Way, San Antonio, Texas 78249 (210) 345-2000

The Trusts

    Valero Energy Corporation formed VEC Trust III and VEC Trust IV for the purpose of issuing trust preferred securities.

The Offering

Trust Preferred Securities

    The trusts may offer from time to time trust preferred securities representing undivided beneficial interests in the assets of the issuing trust. The trusts will use the proceeds from the sale of their trust preferred securities to purchase Valero’s debt securities.

Debt Securities

    Valero may offer from time to time its debt securities to the trusts. The debt securities may be distributed to holders of the trust preferred securities if and when a trust is dissolved. The debt securities may be convertible into shares of Valero’s common stock. The debt securities will be unsecured. We will indicate the type of debt securities to be issued in a prospectus supplement.

Guarantee

    Valero will guarantee the trusts’ payment obligations on the trust preferred securities as described in this prospectus and the prospectus supplement. We will provide the specific terms of the guarantee in a prospectus supplement.

Stock Purchase Contracts

    Valero may issue stock purchase contracts obligating holders to purchase from Valero a specified number of shares of common stock in the future. The stock purchase contracts may be issued separately or as a part of stock purchase units consisting of a stock purchase contract and debt securities, trust preferred securities or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase common stock under the stock purchase contracts. We will provide the specific terms of the stock purchase contracts and stock purchase units in a prospectus supplement.

    We will provide the specific terms of the securities in one or more supplements to this prospectus. You should read this prospectus and the related prospectus supplement carefully before you invest in our securities. Valero’s common stock is listed on the New York Stock Exchange under the Symbol “VLO.”

    Investing in the securities involves risks. See “Risk Factors” beginning on page 7.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                   , 2004.

About This Prospectus	3
Summary Information — Q&A	4
About Valero Energy Corporation	6
Risk Factors	7
Cautionary Statement Concerning Forward-Looking Statements	11
Use of Proceeds	13
Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends	13
The Trusts	14
Description of the Trust Preferred Securities	16
Description of the Trust Preferred Securities Guarantee	18
Description of the Debt Securities	21
Relationship Among the Trust Preferred Securities, the Debt Securities and the Guarantee	29
Description of Stock Purchase Contracts and Stock Purchase Units	31
Description of Capital Stock	31
Plan of Distribution	36
Legal Matters	38
Experts	38
Matters Relating to Arthur Andersen LLP	38
Where You Can Find More Information	39
Information We Incorporate by Reference	39

      This prospectus is part of a registration statement we filed with the Securities and Exchange Commission. You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with additional or different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement we have filed with the Securities and Exchange Commission using a “shelf” registration process. The registration statement also includes a prospectus under which Valero may offer from time to time its senior debt securities, subordinated debt securities, shares of common or preferred stock and warrants. Under the shelf process, we may offer any combination of the securities described in these two prospectuses in one or more offerings with a total initial offering price of up to $3,500,000,000. This prospectus provides you with a general description of the trust preferred securities, the debt securities to be issued by Valero, the Valero common stock into which the debt securities may be convertible or which may be issued pursuant to Valero’s stock purchase contracts, Valero’s guarantee, Valero’s stock purchase contracts and Valero’s stock purchase units. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Please carefully read this prospectus and the prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

      We have not included separate financial statements of the trusts in this prospectus. We do not consider that such financial statements are material to holders of the trust preferred securities because:

•	each trust is a newly created special purpose entity

•	neither trust has any operating history or independent operations

•	neither trust is engaged in, nor will it engage in, any activity other than issuing trust preferred and trust common securities, investing in and holding Valero’s debt securities in accordance with its declaration of trust and engaging in related activities

      Furthermore, the combination of Valero’s obligations under the debt securities, the associated indentures, the declarations of trust and the guarantees provide a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the trust preferred securities. In addition, we do not expect that the trusts will file reports with the SEC under the Securities Exchange Act of 1934.

      References in this prospectus to the terms “we,” “us,” “our” or “Valero” or other similar terms mean Valero Energy Corporation, unless we state otherwise or the context indicates otherwise.

SUMMARY INFORMATION — Q&A

      This summary provides a brief overview of the key aspects of the trusts, the trust preferred securities, the stock purchase contracts and the stock purchase units. The term “trust” refers to the VEC Trust for the specific transaction. This summary does not contain all information that is important to you. We encourage you to read carefully this prospectus and the prospectus supplement to understand fully the terms of the securities that are important to you in making a decision about whether to invest.

What are the trust preferred securities?

      Each trust preferred security represents an undivided beneficial interest in the assets of a trust. Each trust preferred security will entitle the holder to receive distributions as described in this prospectus and the prospectus supplement.

Who are the trusts?

      Each of VEC Trust III and VEC Trust IV is a Delaware statutory trust. The principal office of each trust is One Valero Way, San Antonio, Texas 78249, and the telephone number is (210) 345-2000.

      We will own all common securities of each trust. Each trust will use the proceeds from the sale of the trust preferred securities and the trust common securities to purchase a series of our debt securities with substantially the same financial terms as the trust preferred securities. The debt securities may be subordinated debt securities or senior debt securities. We will specify the type of debt security in a prospectus supplement. The trusts exist only to issue the trust preferred and trust common securities, invest in and hold our debt securities in accordance with its declaration of trust and engage in related activities.

      There are five trustees of each trust. Three of them, referred to as regular trustees, will be our officers or employees. The Bank of New York will act as the property trustee of each trust, and The Bank of New York (Delaware) will act as the Delaware trustee of each trust.

      We will provide in the prospectus supplement additional information about the issuing trust.

When will you receive distributions on the trust preferred securities?

      The only source of cash to make payments on the trust preferred securities issuable by each trust will be payments on the debt securities it purchases from us.

      If you purchase trust preferred securities, you are entitled to receive cash distributions at the rate specified in the prospectus supplement. Unless we inform you otherwise in the prospectus supplement, distributions will accumulate from the date the trust issues the trust preferred securities and will be paid in arrears on the dates we specify in the prospectus supplement. We may, however, defer distributions as described below.

When will payment of your distributions be deferred?

      If we defer interest payments on the debt securities held by a trust, the trust will defer distributions on the related trust preferred securities. We will describe in the prospectus supplement any rights to defer distributions on the trust preferred securities by extending the interest payment period on the debt securities.

      During any deferral period, except as described on page 19, we will not be permitted to:

•	declare or pay a dividend on shares of our capital stock

•	except in limited circumstances, redeem, purchase, acquire or make a distribution or liquidation payment on any shares of our capital stock

•	make a payment on or repay, repurchase or redeem any debt that ranks equally with or junior to the debt securities or

•	make a guarantee payment on any guarantee by us of the debt of any of our subsidiaries if that guarantee ranks equally with or junior to the debt securities

What are our guarantees of the trust preferred securities?

      Under our guarantees of the trust preferred securities, to the extent provided herein, we will irrevocably and unconditionally guarantee that if we make a payment on the debt securities to the relevant trust but, for any reason, the trust does not make the corresponding distribution or redemption payment to the holders of the related trust preferred securities, then we will make the payments directly to the holders of the trust preferred securities.

      Our following obligations taken together will provide a full and unconditional guarantee of payments due on the trust preferred securities:

•	our obligations to make payments on the debt securities

•	our obligations under our guarantees of the trust preferred securities and our obligations under the amended and restated declaration of trust, which establishes the terms of the trust

      We will provide the specific terms of the guarantees in a prospectus supplement.

When could the debt securities be distributed to you?

      Unless we inform you otherwise in the prospectus supplement, the holder of the trust common securities has the right to dissolve the trust at any time. If the trust is dissolved, after satisfaction of the trust’s creditors, the trust may distribute debt securities on a proportionate basis to the holders of trust preferred and trust common securities.

Will the trust preferred securities be listed on a stock exchange?

      If specified in the prospectus supplement, we will apply to list the trust preferred securities on the stock exchange specified.

Will holders of the trust preferred securities have any voting rights?

      Generally, the holders of the trust preferred securities will not have any voting rights.

What are the stock purchase contracts?

      The stock purchase contracts are contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of our common stock at a future date or dates. The price per share of common stock and the number of shares of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts.

What are the stock purchase units?

      Each stock purchase unit consists of a stock purchase contract and debt securities, trust preferred securities or debt obligations of third parties, including U.S. treasury securities, which secure the holders’ obligations to purchase the common stock under the stock purchase contract.

ABOUT VALERO ENERGY CORPORATION

      We are a Fortune 500 company based in San Antonio, Texas with approximately 20,000 employees and annual revenues of approximately $38 billion. We currently own and operate 15 refineries having a combined throughput capacity of approximately 2.4 million barrels per day. Our refining network extends from eastern Canada to the U.S. Gulf Coast and West Coast and includes the island of Aruba. We produce premium, environmentally clean products, such as reformulated gasoline, gasoline meeting the specifications of the California Air Resources Board, or CARB, CARB diesel fuel, low-sulfur diesel fuel and oxygenates (liquid hydrocarbon compounds containing oxygen). We also produce a substantial slate of conventional gasolines, distillates, jet fuel, asphalt and petrochemicals.

      We are also a leading marketer of refined products. We market branded and unbranded refined products on a wholesale basis in the United States and Canada through an extensive bulk and rack marketing network. We also sell refined products through a network of more than 4,500 retail and wholesale branded outlets in the United States, Canada and Aruba. Our retail operations include approximately 1,600 company-operated sites that sell transportation fuels and convenience store merchandise. Our primary wholesale and retail brand names include Diamond Shamrock®, Shamrock®, Ultramar®, Valero® and Beacon®.

      Through agreements with Valero L.P., we also have access to a logistics system that complements our refining and marketing assets primarily in the U.S. Gulf Coast, West Coast and Mid-Continent regions. We own approximately 46% (including the 2% general partner interest) of Valero L.P., a master limited partnership that owns and operates crude oil pipelines, crude oil and intermediate feedstock storage facilities, and refined product pipelines and terminals primarily in Texas, California, Oklahoma, New Mexico, Colorado and New Jersey. Publicly traded limited partner units of Valero L.P. are listed on the New York Stock Exchange under the symbol “VLI.”

      We were incorporated in Delaware in 1981 as Valero Refining and Marketing Company, a wholly owned subsidiary of our predecessor company. On July 31, 1997, our stock was distributed, or spun off, by our predecessor company to its stockholders, and we changed our name to Valero Energy Corporation. Our common stock is listed for trading on the New York Stock Exchange under the symbol “VLO.”

      We have our principal executive offices at One Valero Way, San Antonio, Texas 78249, and our telephone number is (210) 345-2000.

RISK FACTORS

      You should carefully consider the following matters, in addition to the other information we have provided in this prospectus, the accompanying prospectus supplement and the documents we incorporate by reference, before reaching a decision regarding an investment in our securities.

Our financial results are affected by volatile refining margins.

      Our financial results are primarily affected by the relationship, or margin, between refined product prices and the prices for crude oil and other feedstocks. The cost to acquire our feedstocks and the price at which we can ultimately sell refined products depend upon numerous factors beyond our control. Historically, refining margins have been volatile, and they are likely to continue to be volatile in the future. Earnings on a fully diluted basis for 2002 and 2003 were $0.83 per share and $5.09 per share, respectively. The significant fluctuation in our earnings between 2002 and 2003 was primarily related to refining margins.

Compliance with and changes in environmental laws could adversely affect our performance.

      We are subject to extensive federal, state and local environmental laws and regulations, including those relating to the discharge of materials into the environment, waste management, pollution prevention measures and characteristics and composition of gasoline and diesel fuels. If we violate or fail to comply with these laws and regulations, we could be fined or otherwise sanctioned. Because environmental laws and regulations are increasingly becoming more stringent and new environmental laws and regulations are continuously being enacted or proposed, such as those relating to methyl tertiary butyl ether (MTBE), CARB gasoline, the Tier II gasoline and distillate standards and the Maximum Available Control Technology rule (MACT II rule) under the Clean Air Act, the level of future expenditures required for environmental matters could increase in the future. In addition, any major upgrades in any of our refineries could require material additional expenditures to comply with environmental laws and regulations.

      In February 2000, the Environmental Protection Agency’s “Tier II” gasoline standard was published in final form under the Clean Air Act. The standard requires the sulfur content in gasoline to be reduced from approximately 300 parts per million to 30 parts per million. The regulation is being phased in from 2004 to 2006. In addition, the EPA finalized its Tier II distillate standard to reduce the sulfur content of diesel fuel sold to highway consumers by 97%, from 500 parts per million to 15 parts per million, beginning June 1, 2006. We have determined that modifications will be required at most of our refineries as a result of the Tier II standards. We believe that the Tier II specifications will require approximately $1.5 billion in capital expenditures through 2006 for our refineries to comply, of which approximately $550 million had been expended through March 31, 2004. The aggregate estimate of expenditures includes amounts related to projects at two of our refineries to provide hydrogen as part of the process of removing sulfur from gasoline and diesel. We expect that such estimates will change as additional engineering is completed and progress is made toward construction of these various projects. We expect all modifications to be complete in time for compliance with the effective dates of the gasoline and distillate standards.

Disruption of our ability to obtain crude oil could adversely affect our operations.

      About 70% of our total crude oil feedstock requirements are purchased through term crude oil feedstock contracts. The remainder of our crude oil feedstock requirements are purchased on the spot market. All of our contracts provide for market-based pricing that fluctuates based on prevailing commodity prices. The term agreements include contracts to purchase feedstocks from various foreign national oil companies and various international and domestic integrated oil companies. In particular, a significant portion of our feedstock requirements are satisfied through suppliers located in the Middle East, and we are, therefore, subject to the political, geographic and economic risks attendant to doing business with suppliers located in that area. In the event one or more of our term contracts were terminated or political events disrupted our traditional crude oil supply, it is possible that we would be unable to find alternative sources of supply. If we are unable to obtain adequate crude oil volumes or are only able to obtain such volumes at unfavorable prices, our results of operations could be materially adversely affected, including reduced sales volumes of refined products or reduced margins as a result of higher crude oil costs.

Competitors who produce their own supply of feedstocks, who have more extensive retail outlets or who have greater financial resources may have a competitive advantage.

      The refining and marketing industry is highly competitive with respect to both feedstock supply and refined product markets. We compete with numerous other companies for available supplies of crude oil and other feedstocks and for outlets for our refined products. We do not produce any of our crude oil feedstocks. Many of our competitors, however, obtain a significant portion of their feedstocks from company-owned production and some have more extensive retail outlets than we do. Competitors that have their own production or extensive retail outlets (and brand-name recognition) are at times able to offset losses from refining operations with profits from producing or retailing operations, and may be better positioned to withstand periods of depressed refining margins or feedstock shortages.

      A number of our competitors also have materially greater financial and other resources than we possess. Such competitors have a greater ability to bear the economic risks inherent in all phases of the industry. In addition, we compete with other industries that provide alternative means to satisfy the energy and fuel requirements of our industrial, commercial and individual consumers.

A significant interruption in one or more of our refineries could adversely affect our business.

      With the acquisition of the Aruba refinery and certain related businesses, our refining activities are conducted at fifteen major refineries in Texas, Louisiana, New Jersey, California, Oklahoma, Colorado, Quebec, Canada and the island of Aruba located in the Caribbean Sea. The refineries are our principal operating assets. As a result, our operations could be subject to significant interruption if one or more of the refineries were to experience a major accident, be damaged by severe weather or other natural disaster, or otherwise be forced to shut down. If any refinery were to experience an interruption in operations, earnings therefrom could be materially adversely affected, including as a result of lost production and repair costs.

We may be unable to compete successfully with other companies in the retail sector.

      The retail sector has become increasingly competitive. We face strong competition from the fully integrated major oil companies that have increased their efforts to capture retail market share in recent years. We also compete with large grocery stores and other general merchandisers (the so-called “hypermarts”) that often sell gasoline at aggressively competitive prices in order to attract customers to their sites. A number of our competitors also have materially greater financial and other resources than we possess. The actions of our competitors could lead to lower prices and reduced margins, which could have a material adverse effect on our financial position.

Our operations expose us to many operating risks, not all of which are insured.

      Our refining and marketing operations are subject to various hazards common to the industry, including explosions, fires, toxic emissions, maritime hazards and uncontrollable flows of oil and gas. They are also subject to the additional hazards of loss from severe weather conditions. As protection against operating hazards, we maintain insurance coverage against some, but not all, such potential losses. We may not be able to maintain or obtain insurance of the type and amount we desire at reasonable rates. As a result of market conditions, premiums and deductibles for certain of our insurance policies have increased substantially, and could escalate further. In some instances, certain insurance could become unavailable or available only for reduced amounts of coverage. For example, insurance carriers are now requiring broad exclusions for losses due to war risk and terrorist acts. If we were to incur a significant liability for which we were not fully insured, it could have a material adverse effect on our financial position.

Pending or future litigation involving the manufacture or use of MTBE could adversely affect us.

      We are defendants in more than 60 cases pending in 16 states alleging MTBE contamination in groundwater. The plaintiffs in these cases are generally water providers, governmental authorities and private well owners alleging that refiners and suppliers of gasoline containing MTBE are liable for manufacturing or distributing a defective product. The suits generally seek individual, unquantified compensatory and punitive damages and attorneys’ fees. Almost all of these cases, in which Valero has been named along with many other refining industry companies, have been filed since September 30, 2003 in anticipation of a pending federal energy bill that may contain provisions for MTBE liability protection. Although we believe that we have several strong defenses to these claims and intend to vigorously defend the lawsuits, an adverse result in one or more of these suits is reasonably possible. An adverse result in all or substantially all of these cases could have a material adverse effect on our results of operations and financial position.

We may not be successful in continuing to grow through acquisitions, and any further acquisitions may require us to obtain additional financing or could result in dilution.

      A substantial portion of our growth over the last several years has been attributable to acquisitions. The ability to continue to grow through acquisitions will be dependent on a number of factors, including our ability to:

•	identify acceptable acquisition candidates

•	consummate acquisitions on favorable terms

•	obtain financing to support our growth

•	successfully integrate acquired businesses

      We may not be successful in continuing to grow through acquisitions. In addition, the financing of future acquisitions may require us to incur additional indebtedness, which could limit our financial flexibility, or to issue additional equity, which could result in further dilution of the ownership interest of existing stockholders.

Provisions in our corporate documents and Delaware law could delay or prevent a change in our control.

      The existence of some provisions in our corporate documents and Delaware law could delay or prevent a change in control of us, even if that change might be beneficial to our stockholders. In addition, we have adopted a stockholder rights plan that would cause extreme dilution to any person or group who attempts to acquire a significant interest in us without advance approval of our board of directors. Delaware law imposes additional restrictions on mergers and other business combinations between us and any holder of 15% or more of our outstanding common stock.

A patent dispute with Unocal could adversely affect us.

      Union Oil Company of California has filed a patent infringement lawsuit against us in California federal court. The complaint seeks a 5.75 cent per gallon royalty on all reformulated gasoline infringing on Unocal patents that cover certain compositions of cleaner-burning gasoline. The complaint seeks treble damages for our alleged willful infringement of Unocal’s patents and our alleged conduct to induce others to infringe the patents. In a previous lawsuit involving one of its patents, Unocal prevailed against five other major refiners. In 2001, the Federal Trade Commission, or the FTC, began an antitrust investigation concerning Unocal’s conduct with a joint industry research group and regulators during the time that Unocal was prosecuting its patents at the U.S. Patent and Trademark Office, or the PTO. In 2003, the FTC filed a complaint against Unocal for antitrust violations. The FTC’s complaint sought an injunction against any future enforcement activity by Unocal related to the patents that are the subject of this lawsuit. In November 2003, an administrative law judge dismissed the FTC’s case against Unocal, which the FTC staff appealed to the full FTC. The FTC has not yet ruled on that appeal. The PTO has reexamined Unocal’s patents, and has issued notices of rejection of all claims of the patents. These rejections are subject to additional proceedings, including administrative appeal by Unocal, followed by an appeal in federal district court or the court of appeals. Ultimate invalidation would preclude Unocal from pursuing claims based on the patents. Unocal’s patent lawsuit against us is indefinitely stayed as a result of the PTO reexamination proceedings. However, due to the inherent uncertainty of litigation, there can be no assurance that we will prevail in the lawsuit, and an adverse result could have a material adverse effect on our results of operations and financial position.

Our leverage may limit our financial flexibility.

      As of March 31, 2004, we had total debt of approximately $4.9 billion, stockholders’ equity of approximately $6.4 billion, and cash and temporary cash investments of $239.0 million. Under our revolving bank credit facilities, at March 31, 2004, our debt-to-capitalization ratio (net of cash) was approximately 42% as is more fully described in our quarterly report on Form 10-Q/A for the quarterly period ended March 31, 2004 incorporated by reference herein. We may also incur additional indebtedness in the future, including in connection with acquisitions, although our ability to do so will be restricted by existing bank credit facilities. The level of our indebtedness will have several important effects on our future operations, including, among others:

•	a significant portion of our cash flow from operations will be dedicated to the payment of principal and interest on our indebtedness and will not be available for other purposes

•	covenants contained in our existing debt arrangements require us to meet certain financial tests, which may affect our flexibility in planning for, and reacting to, changes in our business, including possible acquisition opportunities

•	our ability to obtain additional financing for working capital, capital expenditures, acquisitions, general corporate and other purposes may be limited

•	we may be at a competitive disadvantage to our competitors that are less leveraged

•	our vulnerability to adverse economic and industry conditions may increase

      Our ability to meet our debt service obligations and to reduce our total indebtedness will be dependent upon our future performance, which will be subject to general economic conditions, industry cycles and financial, business and other factors affecting our operations, many of which are beyond our control. We cannot assure you that our business will continue to generate sufficient cash flow from operations to service our indebtedness. If we are unable to generate sufficient cash flow from operations, we may be required to sell assets, to refinance all or a portion of our indebtedness or to obtain additional financings. Such refinancing might not be possible and additional financing might not be available on commercially acceptable terms or at all.

      Our bank credit facilities impose financial and other restrictions on us. Covenants contained in the credit facilities and relating to certain of our other indebtedness limit, among other things, our ability and our subsidiaries’ ability to incur funded indebtedness and require maintenance of a minimum coverage ratio and a maximum debt-to-capitalization ratio. Failure to comply with such covenants may result in a default with respect to the related debt under the credit facilities or such other indebtedness and could lead to acceleration of such debt or any instruments evidencing indebtedness that contain cross-acceleration or cross-default provisions. In such a case, we might not be able to refinance or otherwise repay such indebtedness.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

      This prospectus and the accompanying prospectus supplement, including the information we incorporate by reference, contain certain estimates, predictions, projections, assumptions and other “forward-looking statements” (as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) that involve various risks and uncertainties. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions, or other future performance suggested in this report. These forward-looking statements can generally be identified by the words “anticipate,” “believe,” “expect,” “plan,” “intend,” “estimate,” “project,” “budget,” “forecast,” “will,” “could,” “should,” “may” and similar expressions. These forward-looking statements include, among other things, statements regarding:

•	future refining margins, including gasoline and heating oil margins

•	future retail margins, including gasoline, diesel, home heating oil and convenience store merchandise margins

•	expectations regarding feedstock costs, including crude oil discounts, and operating expenses

•	anticipated levels of crude oil and refined product inventories

•	our anticipated level of capital investments, including deferred refinery turnaround and catalyst costs and capital expenditures for environmental and other purposes, and the effect of those capital investments on our results of operations

•	anticipated trends in the supply of and demand for crude oil and other feedstocks and refined products in the United States, Canada and elsewhere

•	expectations regarding environmental and other regulatory initiatives

•	the effect of general economic and other conditions on refining and retail industry fundamentals

      Our forward-looking statements are based on our beliefs and assumptions derived from information available at the time the statements are made. Differences between actual results and any future performance suggested in these forward-looking statements could result from a variety of factors, including, but not limited to, those described under the heading “Risk Factors” and the following:

•	acts of terrorism aimed at either our facilities or other facilities that could impair our ability to produce and/or transport refined products or receive foreign feedstocks

•	political conditions in crude oil producing regions, including the Middle East and South America

•	the domestic and foreign supplies of refined products such as gasoline, diesel fuel, jet fuel, home heating oil and petrochemicals

•	the domestic and foreign supplies of crude oil and other feedstocks

•	the ability of the members of the Organization of Petroleum Exporting Countries (OPEC) to agree on and to maintain crude oil price and production controls

•	the level of consumer demand, including seasonal fluctuations

•	refinery overcapacity or undercapacity

•	the actions taken by competitors, including both pricing and the expansion and retirement of refining capacity in response to market conditions

•	environmental and other regulations at both the state and federal levels and in foreign countries

•	the level of foreign imports of refined products

•	accidents or other unscheduled shutdowns affecting our refineries, machinery, pipelines or equipment, or those of our suppliers or customers

•	changes in the cost or availability of transportation for feedstocks and refined products

•	the price, availability and acceptance of alternative fuels and alternative-fuel vehicles

•	cancellation of or failure to implement planned capital projects and realize the various assumptions and benefits projected for such projects or cost overruns in constructing such planned capital projects

•	earthquakes, hurricanes, tornadoes and irregular weather, which can unforeseeably affect the price or availability of natural gas, crude oil and other feedstocks and refined products

•	rulings, judgments or settlements in litigation or other legal or regulatory matters, including unexpected environmental remediation costs in excess of any reserves or insurance coverage

•	the introduction or enactment of federal or state legislation which may adversely affect our business or operations

•	changes in the credit ratings assigned to our debt securities and trade credit

•	changes in the value of the Canadian dollar relative to the U.S. dollar

•	overall economic conditions

      Any one of these factors, or a combination of these factors, could materially affect our future results of operations and whether any forward-looking statements ultimately prove to be accurate. Our forward-looking statements are not guarantees of future performance, and actual results and future performance may differ materially from those suggested in any forward-looking statements. We do not intend to update these statements unless we are required by the securities laws to do so.

      All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing. We undertake no obligation to publicly release the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this report or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

      Each trust will use all the net proceeds from the sale of the trust preferred securities and the trust common securities to purchase our debt securities. Unless we inform you otherwise in the prospectus supplement, we will use the net proceeds from the sale of the offered securities for general corporate purposes. These purposes may include, but are not limited to:

•	equity investments in existing and future projects

•	permanent financing of bridge facilities used to make acquisitions

•	acquisitions

•	working capital

•	capital expenditures

•	repayment or refinancing of debt or other corporate obligations

•	repurchases and redemptions of securities

      Pending any specific application, we may initially invest those funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS

TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

      The following table sets forth the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends for the periods indicated:

	Three Months	Years Ended December 31,
Ended
	March 31, 2004	2003	2002	2001	2000	1999

Ratio of earnings to fixed charges	4.9x	3.4x	1.3x	7.3x	5.6x	1.3x
Ratio of earnings to combined fixed charges and preferred stock dividends	4.6x	3.4x	1.3x	7.3x	5.6x	1.3x

      We have computed the ratio of earnings to fixed charges by dividing earnings by fixed charges. We have computed the ratio of earnings to combined fixed charges and preferred stock dividends by dividing earnings by fixed charges and preferred stock dividends. For these purposes, earnings consist of consolidated income from continuing operations before income taxes and fixed charges (excluding capitalized interest), with certain other adjustments. Fixed charges consist of total interest, whether expensed or capitalized, including amortization of debt expense and premiums or discounts related to outstanding indebtedness, one-third (the proportion deemed representative of the interest factor) of rental expense and distributions on preferred securities of subsidiary trusts which are deducted in the determination of consolidated pre-tax income from continuing operations.

      On July 1, 2003, we issued 10,000,000 shares of our 2% mandatory convertible preferred stock. Prior to July 1, 2003, we had no preferred or preference securities outstanding with respect to continuing operations for any period presented, other than preferred securities of subsidiary trusts. As a result, the ratio of earnings to combined fixed charges and preferred stock dividends for those prior periods is the same as the ratio of earnings to fixed charges.

THE TRUSTS

      Each of the trusts is created under the Delaware Statutory Trust Act and will be governed by an amended and restated declaration of trust among the trustees of each trust and us. Each declaration will be qualified under the Trust Indenture Act of 1939.

      We have summarized selected provisions of the declarations below. This summary is not complete. For a complete description, we encourage you to read the applicable form of declaration, which we have filed with the Securities and Exchange Commission (“SEC”). Please read “Where You Can Find More Information.”

      The address of the principal office of each trust is One Valero Way, San Antonio, Texas 78249, and the telephone number of each trust at that address is (210) 345-2000.

Securities of Each Trust

      When a trust issues its trust preferred securities, the holders of the trust preferred securities will own all the issued and outstanding trust preferred securities of the trust. We will acquire all the issued and outstanding trust common securities of each trust. The trust preferred securities will be substantially identical to the trust common securities and will rank equally with the trust common securities, except that:

•	if a trust enforcement event under the declaration of trust occurs and is continuing, the holders of trust preferred securities will have the right to receive payments before the holders of the trust common securities receive payments

•	the holders of trust common securities have the exclusive right to appoint, remove or replace the trustees and to increase or decrease the number of trustees

      Each trust will exist primarily for the purposes of:

•	issuing its trust preferred and trust common securities

•	investing the proceeds from the sale of its securities in our debt securities

•	engaging in only such other activities as are necessary or incidental to issuing its securities and purchasing and holding our debt securities

      The rights of the holders of the trust preferred securities, including economic rights, rights to information and voting rights, will be contained in and governed by the applicable declaration of trust, the Delaware Statutory Trust Act and the Trust Indenture Act of 1939.

Powers and Duties of Trustees

      The number of trustees of each trust will initially be five. Three of the trustees will be individuals who are our officers or employees. The fourth trustee will be The Bank of New York, which will serve as the property trustee under the declaration of trust for purposes of the Trust Indenture Act of 1939. The fifth trustee will be The Bank of New York (Delaware), which has its principal place of business in the State of Delaware.

      The property trustee will own and hold for the benefit of the holders of the trust preferred securities our debt securities purchased by a trust. The property trustee will also:

•	generally exercise the rights, powers and privileges of a holder of the debt securities

•	maintain exclusive control of a segregated non-interest bearing bank account to hold all payments on the debt securities

•	promptly make distributions to the holders of the trust securities out of funds from the property account

The Bank of New York, acting in its capacity as guarantee trustee, will hold for the benefit of the holders of the trust preferred securities a trust preferred securities guarantee, which will be separately qualified under the Trust Indenture Act of 1939.

      Because we will own all of the trust common securities of each trust, we will have the exclusive right to appoint, remove or replace trustees and to increase or decrease the number of trustees. In most cases, there will be at least five trustees. The term of a trust will be described in the applicable prospectus supplement, but may dissolve earlier as provided in the applicable declaration of trust.

      The duties and obligations of the trustees of a trust will be governed by the declaration of that trust, the Delaware Statutory Trust Act and the Trust Indenture Act of 1939.

Books and Records

      We will maintain the books and records of each trust at the principal office of the trust. The books and records of each trust will be open for inspection by each holder of trust preferred securities of that trust or any authorized representative of such holder for any purpose reasonably related to the holder’s interest in the trust during normal business hours.

The Property Trustee

      The property trustee, for the benefit of the holders of the trust securities, generally will exercise all rights under the applicable indenture for the debt securities deposited in the trust as trust assets, including the right to enforce our obligations under the debt securities upon the occurrence of an event of default under the applicable indenture.

      If we extend the interest payment period for the related debt securities held by a trust and, as a result, the trust does not make distributions, the property trustee will not be able to enforce the payment of distributions on the trust preferred securities until a trust enforcement event under the declaration of trust has occurred. If a trust enforcement event under the declaration of trust has occurred and is continuing, then the holders of at least 25% of outstanding trust preferred securities may direct the property trustee to enforce the available remedies under the related declaration of trust. If the property trustee fails to enforce its rights under the applicable series of debt securities after a holder has provided a written request, the holder, to the fullest extent permitted by law, may enforce those rights directly against us without first instituting any legal proceeding against the property trustee or any other person.

      If a trust enforcement event under the applicable declaration of trust has occurred and is continuing and results from our failure to make payments on the applicable series of debt securities when due, then any holder of the trust preferred securities may directly institute a proceeding to enforce payment of the principal of, any premium or interest on or any additional amounts payable with respect to the applicable series of debt securities in an amount corresponding to the aggregate liquidation amount of that holder’s trust preferred securities. If a holder brings a direct action, we will be entitled to that holder’s rights under the applicable declaration of trust to the extent of any payment made by us to that holder. Except as expressly provided in the preceding sentences or in the applicable prospectus supplement, the holders of the trust preferred securities will not be able to exercise directly any other remedy available to the holders of the applicable series of debt securities.

Trust Enforcement Events

      If an event of default under a debt indenture occurs and is continuing, a trust enforcement event under the related declaration of trust will occur and be continuing. In that case, each declaration of trust provides that the holders of the trust common securities shall be deemed to have waived the trust enforcement event until all trust enforcement events under the declaration of trust relating to the trust preferred securities have been cured, waived or otherwise eliminated. Until all the trust enforcement events under the declaration of trust relating to the trust preferred securities have been cured, waived or otherwise eliminated, the property trustee shall be deemed to be acting solely on behalf of the holders of the trust preferred securities, and only the holders of the trust preferred securities will have the right to direct the property trustee.

      If the holders of the trust preferred securities waive any trust enforcement event under the declaration of trust, the holder of the trust common securities will also be bound by the waiver without any further act, vote or consent. The property trustee will notify the holders of the trust preferred securities of any trust enforcement event under the related declaration of trust within 90 days of the occurrence of the trust enforcement event, unless the default has been cured before the giving of such notice or the property trustee in good faith determines that the withholding of such notice is in the interests of the holders of the trust preferred securities.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES

Terms

      Each trust may issue only one series of trust preferred securities. The terms of the trust preferred securities will include those stated in the amended and restated declaration of trust and those made a part of that declaration by the Trust Indenture Act of 1939. For a complete description of the trust preferred securities, we encourage you to read the prospectus supplement and the amended and restated declaration of trust, a form of which we have filed with the SEC. Please read “Where You Can Find More Information.”

      We will guarantee the trust preferred securities to the extent described under “Description of the Trust Preferred Securities Guarantee.”

      The prospectus supplement relating to trust preferred securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the designation of the trust preferred securities

•	the number of trust preferred securities to be issued by the trust

•	the annual distribution rate, the distribution payment dates, the record dates for distribution payments and the additional amounts, if any, that may be payable with respect to the trust preferred securities

•	whether distributions will be cumulative and compounding and, if so, the dates from which distributions will be cumulative or compounded

•	the amounts that will be paid out of the assets of the trust to the holders of trust preferred securities upon dissolution of the trust

•	any repurchase or redemption provisions

•	any voting rights of the trust preferred securities in addition to those required by law

•	terms for any conversion or exchange of the debt securities or the trust preferred securities into other securities

•	any rights to defer distributions on the trust preferred securities by extending the interest payment period on the debt securities

•	any other relevant terms, rights, preferences, privileges, limitations or restrictions of the trust preferred securities

      We also will describe in the prospectus supplement the material United States federal income tax considerations applicable to any offering of trust preferred securities.

      The regular trustees, on behalf of the trust and pursuant to the declaration of trust, will issue one class of trust preferred securities and one class of trust common securities. The trust securities will represent undivided beneficial ownership interests in the assets of the trust.

General

      Except as described below, the trust preferred securities will rank equally, and payments will be made thereon proportionately, with the trust common securities. The property trustee of the trust will hold legal title to the debt securities in trust for the benefit of the holders of the trust securities. Certain material United States federal income tax consequences and special considerations applicable to the trust preferred securities will be described in the applicable prospectus supplement.

Voting

      Holders of trust preferred securities will have limited voting rights, relating only to certain modifications of the declaration of trust and the trust preferred securities guarantees and the exercise of the property trustee’s rights as holder of the debt securities. The holders of the trust preferred securities will not be able to appoint, remove or replace trustees or to increase or decrease the number of trustees, because these rights will be vested exclusively in the holder of the trust common securities.

Distributions

      Under each declaration, the property trustee must make distributions on the trust preferred securities to the extent the property trustee has cash on hand in the applicable property account to permit that payment. The only funds available for distribution to the holders of the trust preferred securities will be those received by the property trustee on the applicable debt securities. If we do not make payments on the debt securities, the property trustee will not make corresponding distributions on the trust preferred securities. Under each declaration, if and to the extent we make payments on the debt securities, the property trustee will be obligated to make distributions on the trust preferred and trust common securities on a pro rata basis. If a trust enforcement event under the related declaration has occurred and is continuing, any funds available to make payments will be paid first to the holders of the trust preferred securities pro rata based on the aggregate liquidation amount of trust preferred securities held in relation to the aggregate liquidation amount of all the outstanding trust preferred securities. In that case, the holder of trust common securities would receive payments only after satisfaction of all amounts owed to the holders of trust preferred securities.

      We will guarantee payment of distributions on the trust preferred securities as and to the extent described under “Description of the Trust Preferred Securities Guarantee.” The guarantees of the trust preferred securities cover distributions and other payments on the applicable trust preferred securities only if and to the extent that we have made a payment to the property trustee on the applicable debt securities.

Record Holders

      The trustees of a trust may treat the registered owners of the trust preferred securities as the holders for purposes of receiving distributions and for all other purposes. We may issue the trust preferred securities in the form of one or more global certificates that would be deposited with a depositary or its nominee identified in the prospectus supplement. Under each declaration:

•	the trust and its trustees will be entitled to deal with the depositary for all purposes, including the payment of distributions and receiving approvals, votes or consents under the related declaration. Except for provisions in the related declaration dealing with the issuance of definitive certificates representing the trust preferred securities, the trust and its trustees will not have any obligation to persons owning a beneficial interest in trust preferred securities registered in the name of and held by the depositary or its nominee

•	the rights of beneficial owners of trust preferred securities will be exercised only through the depositary and will be limited to those established by applicable law and agreements with the depositary and/or its participants

      The depositary will receive all notices and communications to, and all distributions on, trust preferred securities that are registered in the name of and held by a depositary or its nominee. We will disclose in the applicable prospectus supplement the specific terms of the depositary arrangement for the trust preferred securities and any additional rights and limitations of owners of beneficial interests in the trust preferred securities.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES GUARANTEE

      We will fully and unconditionally guarantee payments on the trust preferred securities of each trust as described in this section. The guarantees cover the following payments:

•	periodic cash distributions on the trust preferred securities out of funds held by the property trustee of the trust

•	payments on liquidation of the trust

•	payments on redemption of trust preferred securities of the trust

The Bank of New York, as guarantee trustee, will hold the guarantee for the benefit of the holders of trust preferred securities.

      We have summarized selected provisions of the guarantee below. This summary is not complete. For a complete description, we encourage you to read the guarantee, the form of which we have filed with the SEC. Please read “Where You Can Find More Information.”

      We will irrevocably and unconditionally agree to pay the holders of the trust preferred securities in full the following amounts to the extent not paid by the trust:

•	any accumulated and unpaid distributions and any additional amounts with respect to the trust preferred securities and any redemption price for trust preferred securities called for redemption by the trust, if and to the extent that we have made corresponding payments on the debt securities to the property trustee of the trust

•	payments upon the dissolution of the trust equal to the lesser of:

•	the liquidation amount plus all accumulated and unpaid distributions and additional amounts on the trust preferred securities to the extent the trust has funds legally available for those payments and

•	the amount of assets of the trust remaining legally available for distribution to the holders of trust preferred securities in liquidation of the trust

      We will not be required to make these liquidation payments if:

•	the trust distributes the debt securities to the holders of trust preferred securities in exchange for their trust preferred securities or

•	the trust redeems the trust preferred securities in full upon the maturity or redemption of the debt securities

      We may satisfy our obligation to make a guarantee payment either by making payment directly to the holders of trust preferred securities or to the guarantee trustee for remittance to the holders or by causing the applicable trust to make the payment to them.

      Each guarantee is a guarantee from the time of issuance of the applicable series of trust preferred securities. The guarantee only covers, however, distributions and other payments on trust preferred securities if and to the extent that we have made corresponding payments on the debt securities to the applicable property trustee. If we do not make those corresponding payments on the debt securities, the trust will not have funds available for payments and we will have no obligation to make a guarantee payment.

      Our obligations under the declaration of trust for each trust, the guarantee, the debt securities and the associated indenture taken together will provide a full and unconditional guarantee of payments due on the trust preferred securities. We will describe the specific terms of the guarantee in a prospectus supplement.

Covenants of Valero

      In each guarantee, we will agree that, as long as any trust preferred securities issued by the applicable trust are outstanding, we will not make the payments and distributions described below if:

•	we are in default on our guarantee payments or other payment obligations under the related guarantee

•	any trust enforcement event under the applicable declaration of trust has occurred and is continuing or

•	we have elected to defer payments of interest on the related debt securities by extending the interest payment period and that deferral period is continuing

      In these circumstances, we will agree that we will not:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of our capital stock

•	make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank equally with or junior in interest to the debt securities or make any guarantee payments with respect to any guarantee by us of the debt of any of our subsidiaries if that guarantee ranks equally with or junior in interest to the debt securities

      However, even during these circumstances, we may:

•	purchase or acquire our capital stock in connection with the satisfaction by us of our obligations under any employee benefit plan or pursuant to any contract or security outstanding on the first day of any extension period requiring us to purchase our capital stock

•	reclassify our capital stock or exchange or convert one class or series of our capital stock for another class or series of our capital stock

•	purchase fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of the capital stock or the security being converted or exchanged

•	declare dividends or distributions in our capital stock

•	redeem or repurchase any rights pursuant to a rights agreement

•	make payments under the guarantee related to the trust preferred securities

      In addition, as long as trust preferred securities issued by any trust are outstanding, we will agree that we will:

•	remain the sole direct or indirect owner of all the outstanding trust common securities of that trust, except as permitted by the applicable declaration of trust

•	permit the trust common securities of that trust to be transferred only as permitted by the applicable declaration of trust

•	use reasonable efforts to cause that trust to continue to be treated as a grantor trust for United States federal income tax purposes, except in connection with a distribution of debt securities to the holders of trust preferred securities as provided in the applicable declaration of trust, in which case the trust would be dissolved

Amendments and Assignment

      We and the guarantee trustee may amend each guarantee without the consent of any holder of trust preferred securities if the amendment does not adversely affect the rights of the holders in any material respect. In all other cases, we and the guarantee trustee may amend each guarantee only with the prior approval of the holders of at least a majority of outstanding trust preferred securities issued by the applicable trust.

      We may assign our obligations under the guarantees only in connection with a consolidation, merger or asset sale involving us permitted under the indenture governing the debt securities.

Termination of the Guarantee

      A guarantee will terminate upon:

•	full payment of the redemption price of all trust preferred securities of the applicable trust

•	distribution of the related debt securities, or any securities into which those debt securities are convertible, to the holders of the trust preferred securities and trust common securities in exchange for all the securities issued by that trust or

•	full payment of the amounts payable upon liquidation of that trust

      Each guarantee will, however, continue to be effective or will be reinstated if any holder of trust preferred securities must repay any amounts paid on those trust preferred securities or under the guarantee.

Status of the Guarantee

      Our obligations under each guarantee will be unsecured and effectively junior to all debt and preferred stock of our subsidiaries. By your acceptance of the trust preferred securities, you agree to any subordination provisions and other terms of the related guarantee. We will specify in the prospectus supplement the ranking of each guarantee with respect to our capital stock and other liabilities, including other guarantees.

      Each guarantee will be deposited with the guarantee trustee to be held for the benefit of the holders of the trust preferred securities. The guarantee trustee will have the right to enforce the guarantee on the behalf of the holders of the trust preferred securities. In most cases, the holders of a majority of outstanding trust preferred securities issued by the applicable trust will have the right to direct the time, method and place of:

•	conducting any proceeding for any remedy available to the applicable guarantee trustee or

•	exercising any trust or other power conferred upon that guarantee trustee under the applicable guarantee

      Each guarantee will constitute a guarantee of payment and not merely of collection. This means that the guarantee trustee may institute a legal proceeding directly against us to enforce the payment rights under the guarantee without first instituting a legal proceeding against any other person or entity.

      If the guarantee trustee fails to enforce the guarantee or we fail to make a guarantee payment, the holders of the trust preferred securities may institute a legal proceeding directly against us to enforce their rights under that guarantee without first instituting a legal proceeding against the applicable trust, the guarantee trustee or any other person or entity.

Periodic Reports Under Guarantee

      We will be required to provide annually to the guarantee trustee a statement as to our performance of our obligations and our compliance with all conditions under the guarantees.

Duties of Guarantee Trustee

      The guarantee trustee normally will perform only those duties specifically set forth in the applicable guarantee. There are no implied covenants applicable to the guarantee trustee under the guarantee. If a default occurs under a guarantee, the guarantee trustee will be required to use the same degree of care and skill in exercise of its powers under the guarantee as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. The guarantee trustee will exercise any of its rights or powers under the guarantee at the request or direction of holders of the applicable series of trust preferred securities only if it is offered security and indemnity satisfactory to it.

Governing Law

      New York law will govern the guarantees.

DESCRIPTION OF THE DEBT SECURITIES

      We may issue to a trust or as part of a stock purchase unit from time to time one or more series of:

•	senior debt securities under an indenture dated as of June 18, 2004 between us and The Bank of New York, a New York banking corporation, as indenture trustee

•	subordinated debt securities under an indenture to be entered into between us and The Bank of New York, as indenture trustee

      We will provide information about the senior or subordinated debt securities in a prospectus supplement. We will issue only one series of debt securities to each trust. The indenture for the senior debt securities and the indenture for the subordinated debt securities will be substantially identical, except for the provisions relating to subordination and restrictive covenants. We sometimes refer to the senior indenture and the subordinated indenture as the “indentures.”

      We have summarized selected provisions of the indentures and the debt securities below. This summary is not complete. For a complete description, we encourage you to read the indentures. We have filed the senior indenture and the form of subordinated indenture with the SEC, and we will include the final subordinated indenture and any other instrument establishing the terms of any debt securities we offer as exhibits to a filing we will make with the SEC in connection with that offering. Please read “Where You Can Find More Information.”

Ranking

      The senior debt securities will constitute senior debt and will rank equally with all of our unsecured and unsubordinated debt. The subordinated debt securities will be subordinated to, and thus have a junior position to, the senior debt securities and all of our other senior debt. None of the indentures limit the amount of debt that can be issued under the indentures or the amount of additional indebtedness we or any of our subsidiaries may incur. We may issue debt securities under any of the indentures from time to time in one or more series, each in an amount we authorize prior to issuance. The indenture trustee will authenticate and deliver debt securities executed and delivered to it by us as set forth in the applicable indenture.

      We are organized as a holding company that owns subsidiary companies. Our subsidiary companies conduct substantially all of our business. The holding company structure results in two principal risks:

•	Our subsidiaries may be restricted by contractual provisions or applicable laws from providing us the cash that we need to pay parent company debt service obligations, including payments on the debt securities

•	In any liquidation, reorganization or insolvency proceeding involving us, your claim as a holder of trust preferred securities, which represents in effect an interest in debt securities, or as a holder of debt securities as part of a stock purchase unit, will be effectively junior to the claims of holders of any indebtedness or preferred stock of our subsidiaries

Subsequent Distribution to Holders of Trust Securities

      If we issue debt securities to a trust in connection with the issuance of trust preferred and trust common securities by that trust, those debt securities subsequently may be distributed to the holders of the trust preferred and trust common securities either:

•	upon the dissolution of the trust or

•	upon the occurrence of events that we will describe in the prospectus supplement

Terms

      The prospectus supplement relating to any series of debt securities we are offering will include specific terms relating to that offering. These terms will include some or all of the following:

•	whether the debt securities are senior or subordinated debt securities

•	the title of the debt securities

•	any limit on the total principal amount of the debt securities

•	the date or dates on which the principal of the debt securities will be payable

•	any interest rate, or the method of determining the interest rate, on the debt securities, the date from which interest will accrue, interest payment dates and record dates

•	any right to extend or defer the interest payment periods and the duration of the extension

•	if other than as set forth in this prospectus, the place or places where payments on the debt securities will be payable

•	any optional redemption provisions

•	any sinking fund or other provisions that would obligate us to redeem or purchase the debt securities

•	any provisions for the remarketing of the debt securities

•	any changes or additions to the events of default or covenants

•	whether we will issue the debt securities in individual certificates to each holder in registered or bearer form, or in the form of temporary or permanent global securities held by a depositary on behalf of holders

•	the denominations in which we will issue the debt securities, if other than denominations of an integral multiple of $1,000

•	the terms of any right to convert debt securities into shares of our common stock or other securities or property

•	whether payments on the debt securities will be payable in foreign currency or currency units (including composite currencies) or another form

•	any provisions that would determine the amount of principal, premium, if any, or interest, if any, on the debt securities by references to an index or pursuant to a formula

•	the portion of the principal amount of the debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount

•	any other terms of the debt securities not inconsistent with the relevant indentures

      We may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. We will describe in the prospectus supplement any material United States federal income tax consequences applicable to those securities.

      If we sell any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, we will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.

Consolidation, Merger and Sale

      We have agreed that we will consolidate with or merge into any entity or transfer or dispose of all or substantially all of our assets to any entity only if:

•	we are the continuing corporation, or

•	if we are not the continuing corporation, the successor is organized and existing under the laws of any United States jurisdiction and assumes all of our obligations under the indenture and the debt securities, and

•	in either case, immediately after giving effect to the transaction, no default or event of default would occur and be continuing

Events of Default

      Unless we inform you otherwise in the prospectus supplement, the following are events of default under the indentures with respect to a series of debt securities:

•	our failure to pay interest on any debt security of that series for 30 days

•	our failure to pay principal of or any premium on any debt security of that series when due

•	our failure to make any sinking fund payment for any debt security of that series when due

•	our failure to perform any of our other covenants or breach of any of our other warranties in that indenture, other than a covenant or warranty included in the indenture solely for the benefit of another series of debt securities, and that failure continues for 60 days after written notice is given or received as provided in the indentures

•	certain bankruptcy, insolvency or reorganization events involving us

•	any other event of default we may provide for that series

      If an event of default for any series of debt securities occurs and is continuing, the indenture trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default may declare the principal amount of all the debt securities of that series to be due and payable immediately. After any declaration of acceleration of a series of debt securities, but before a judgment or decree for payment has been obtained, the event of default giving rise to the declaration of acceleration will, without further act, be deemed to have been waived, and such declaration and its consequences will, without further act, be deemed to have been rescinded and annulled if:

•	we have paid or deposited with the trustee a sum sufficient to pay

•	all overdue interest

•	the principal and premium, if any, due otherwise than by the declaration of acceleration and any interest on such amounts

•	any interest on overdue interest, to the extent legally permitted

•	all amounts due to the trustee under the indenture

•	all events of default with respect to that series of debt securities, other than the nonpayment of the principal which became due solely by virtue of the declaration of acceleration, have been cured or waived

If required by the declaration of trust, any rescission may be subject to the consent of the holders of the trust preferred securities and the trust common securities.

      In most cases, the indenture trustee will be under no obligation to exercise any of its rights or powers under the indentures at the request or direction of any of the holders, unless the holders have offered to the indenture trustee indemnity reasonably satisfactory to the trustee. Subject to this provision for indemnification, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the time, method and place of:

•	conducting any proceeding for any remedy available to the indenture trustee

•	exercising any trust or power conferred on the indenture trustee, with respect to the debt securities of that series

      Each indenture requires us to furnish to the indenture trustee annually a statement as to our performance of certain of our obligations under the indenture and as to any default in performance.

      An event of default under the applicable indenture for a series of debt securities will constitute a trust enforcement event under the declaration of trust for the applicable series of trust preferred securities. A holder of trust preferred securities may directly institute a proceeding against us for enforcement of payment to that holder of its pro rata share of principal, premium, interest or any additional amounts if:

•	an event of default under the applicable declaration of trust has occurred and is continuing and

•	that event of default is attributable to our failure to pay principal, any premium, interest or additional amounts on the applicable series of debt securities when due

      Except as described in the preceding sentences or in the prospectus supplement, the holders of trust preferred securities will not be able to exercise directly any other remedy available to the holders of the applicable series of debt securities.

Modification and Waiver

      We may modify or amend any of the indentures without the consent of any holders of the debt securities in certain circumstances, including to:

•	evidence the assumption of our obligations under the indenture and the debt securities by a successor

•	add further covenants for the protection of the holders

•	cure any ambiguity or correct any inconsistency in the indenture, so long as such action will not adversely affect the interests of the holders

•	establish the form or terms of debt securities of any series

•	evidence the acceptance of appointment by a successor indenture trustee

      We may modify or amend each indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series issued under the indenture affected by the modification or amendment. Without the consent of the holder of each outstanding debt security affected, however, no modification may:

•	change the stated maturity of the principal of, or any installment of interest on, any debt security

•	reduce the principal amount of, the interest on, or the premium payable on, any debt security

•	reduce the amount of principal of discounted debt securities payable upon acceleration of maturity

•	change the place of payment or the currency in which any debt security is payable

•	impair the right to institute suit for the enforcement of any payment on any debt security

•	reduce quorum or voting rights

      The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may waive past defaults by us under the indentures with respect to the debt securities of that series only. Those holders may not, however, waive any default in any payment on any debt security of that series or compliance with a provision that cannot be modified or amended without the consent of each holder affected.

Discharge

      We will be discharged from all obligations of any series of debt securities, except for certain surviving obligations to register the transfer or exchange of the debt securities and any right by the holders to receive additional amounts under the indentures if:

•	all debt securities of the series previously authenticated and delivered under the relevant indenture have been delivered to the indenture trustee for cancellation or

•	all debt securities of that series have become due and payable or will become due and payable within one year, at maturity or by redemption, and we deposit with the indenture trustee, in trust, sufficient money to pay the entire indebtedness of all the debt securities of that series on the dates the payments are due in accordance with the terms of the debt securities

      To exercise the right of deposit described above, we must deliver to the indenture trustee an opinion of counsel and an officers’ certificate stating that all conditions precedent to the satisfaction and discharge of the relevant indenture have been complied with.

Form, Exchange, Registration and Transfer

      Unless we inform you otherwise in the prospectus supplement, we will issue the debt securities only in fully registered form, without coupons, in denominations of $1,000 and integral multiples.

      Debt securities will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms in such authorized denominations as may be requested. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent we designate. The security registrar or transfer agent will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request. We will not charge a service charge for any transfer or exchange of the debt securities. We may, however, require payment of any tax or other governmental charge payable for the registration of the transfer or exchange.

      We will appoint the indenture trustee under each indenture as security registrar for the debt securities issued under that indenture. We are required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional transfer agents for any series of debt securities.

      We will not be required:

•	to issue, register the transfer of or exchange debt securities of a series during a period beginning 15 business days prior to the day of mailing of a notice of redemption of debt securities of that series selected for redemption and ending on the close of business on the day of mailing of the relevant notice or

•	to register the transfer of or exchange any debt security, or portion of any debt security, called for redemption, except the unredeemed portion of any debt security we are redeeming in part

Payment and Paying Agents

      Unless we inform you otherwise in the prospectus supplement, principal and interest will be payable, and the debt securities will be transferable and exchangeable, at the office or offices of the applicable indenture trustee or any paying agent we designate. At our option, we will pay interest on the debt securities by check mailed to the holder’s registered address or by wire transfer for global debt securities. Unless we inform you otherwise in a prospectus supplement, we will make interest payments to the persons in whose name the debt securities are registered at the close of business on the record date for each interest payment date.

      In most cases, the indenture trustee and paying agent will repay to us upon written request any funds held by them for payments on the debt securities that remain unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment.

Book-Entry and Settlement

      We may issue the debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. The prospectus supplement will describe:

•	any circumstances under which beneficial owners may exchange their interests in a global debt security for certificated debt securities of the same series with the same total principal amount and the same terms

•	the manner in which we will pay principal of and any premium and interest on a global debt security

•	the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security

Notices

      Notices to holders will be given by mail to the addresses of such holders as they appear in the security register.

Governing Law

      New York law will govern each indenture and the debt securities.

The Trustee

      The Bank of New York is the indenture trustee under our senior indenture. Its address is 101 Barclay Street, Floor 21 West, New York, New York 10286. As of March 31, 2004, The Bank of New York serves as trustee for our senior unsecured notes and bonds aggregating approximately $4.0 billion and receives customary fees for its services. The Bank of New York also will serve as indenture trustee under the subordinated indenture. Please read “About This Prospectus.”

      The holders of a majority in principal amount of the outstanding debt securities of any series issued under each indenture will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the indenture trustee, subject to certain exceptions. If an event of default occurs and is continuing, the indenture trustee will be required in the exercise of its powers to use the degree of care and skill of a prudent person in the conduct of his own affairs. The indenture trustee will be obligated to exercise any of its rights or powers under the relevant indenture at the request of any holders of debt securities of any series issued under that indenture only after those holders have offered the trustee indemnity reasonably satisfactory to it. The indenture trustee may resign at any time or the holders of a majority in principal amount of the debt securities may remove the trustee. If the indenture trustee resigns, is removed or becomes incapable of acting as trustee or if a vacancy occurs in the office of the trustee for any reason, we will appoint a successor indenture trustee in accordance with the provisions of the applicable indenture.

      If the indenture trustee becomes one of our creditors, it will be subject to limitations in the indenture on its rights to obtain payment of claims or to realize on certain property received for any claim, as security or otherwise. The indenture trustee may engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign as required under the indenture.

Subordination Under the Subordinated Indenture

      Under the subordinated indenture, payment of the principal, interest and any premium on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all senior debt as defined in the subordinated indenture. Unless we inform you otherwise in the prospectus supplement, for purposes of this indenture “senior debt” will mean all indebtedness, including guarantees, of Valero, unless the indebtedness states that it is not senior to the subordinated debt securities.

      Unless we inform you otherwise in the prospectus supplement, we may not make any payment of principal of, interest on, or any premium on, the subordinated debt securities if:

•	we fail to pay the principal, interest, premium or any other amounts on any senior debt when due or

•	we default in performing any other covenant (a “covenant default”) in any senior debt that we have designated if the covenant default allows the holders of that senior debt to accelerate the maturity of the senior debt they hold

      The subordination does not affect our obligation, which is absolute and unconditional, to pay, when due, the principal of and any premium and interest on the subordinated debt securities. In addition, the subordination does not prevent the occurrence of any default under the subordinated indenture.

      The subordinated indenture will not limit the amount of senior debt that we may incur. As a result of the subordination of the subordinated debt securities, if we became insolvent, holders of subordinated debt securities may receive less on a proportionate basis than other creditors.

Restrictive Covenants in the Senior Indenture

      We have agreed to two principal restrictions on our activities for the benefit of holders of the senior debt securities. Unless waived or amended, the restrictive covenants summarized below will apply to a series of debt securities issued under the senior indenture as long as any of those debt securities is outstanding, unless the prospectus supplement for the series states otherwise. We have used in this summary description terms that we have defined below under “— Glossary.”

Limitations on Liens

      We have agreed that when any senior debt securities are outstanding neither we nor any of our subsidiaries will create or assume any liens upon any of our receivables or other assets or any asset, stock or indebtedness of any of our subsidiaries unless such senior debt securities are secured equally and ratably with or prior to the debt secured by the lien. This covenant has exceptions that permit:

•	subject to certain limitations, any lien created to secure all or part of the purchase price of any property or to secure a loan made to finance the acquisition of the property described in such lien

•	subject to certain limitations, any lien existing on any property at the time of its acquisition or created not later than 12 months thereafter

•	subject to certain limitations, any lien created in connection with the operation or use of any property acquired or constructed by us and created within 12 months after the acquisition, construction or commencement of full operations on the property

•	any mechanic’s or materialmen’s lien or any lien related to workmen’s compensation or other insurance

•	any lien arising by reason of deposits with or the giving of any form of security to any governmental agency, including for taxes and other governmental charges

•	liens for taxes or charges which are not delinquent or are being contested in good faith

•	any judgment lien the execution of which has been stayed or which has been adequately appealed and secured

•	any lien incidental to the conduct of our business which was not incurred in connection with the borrowing of money or the obtaining of advances or credit and which does not materially interfere with the conduct of our business

•	any intercompany lien

•	liens incurred in connection with the borrowing of funds, if such funds are used within 120 days to repay indebtedness of at least an equal amount secured by a lien on our property having a fair market value at least equal to the fair market value of the property securing the new lien

•	any lien created to secure indebtedness and letter of credit reimbursement obligations incurred in connection with the extension of working capital financing

•	any lien existing on the date of the indenture

•	subject to an aggregate limit of $200 million, any lien on cash, cash equivalents or other account holdings securing derivative obligations

•	subject to an aggregate limit of 10% of our consolidated net tangible assets, any liens not otherwise permitted by any of the other exceptions set forth in the indenture

Limitations on Sale/ Leaseback Transactions

      We have agreed that neither we nor our subsidiaries will enter into any sale/leaseback transactions with regard to any principal property, providing for the leasing back to us or a subsidiary by a third party for a period of more than three years of any asset which has been or is to be sold or transferred by us or such subsidiary to such third party or to any other person. This covenant has exceptions that permit transactions of this nature under the following circumstances:

•	we would be entitled, pursuant to the “Limitations on Liens” covenant described above, to incur indebtedness secured by a lien on the property to be leased, without equally and ratably securing the senior debt securities then outstanding or

•	within 120 days of the effective date of such sale/leaseback transaction, we apply an amount equal to the value of such transaction:

•	to the voluntary retirement of funded debt or

•	to the purchase of another principal property

      In addition, subject to a limit (on an aggregated basis with indebtedness secured by liens permitted by the limitations on liens covenant described above) of 10% of our consolidated net tangible assets, we can enter into sale/leaseback transactions not otherwise permitted by the express provisions of the indenture.

Glossary

      We define the following terms in the senior indenture. We use them here with the same definitions. Generally accepted accounting principles should be used to determine all items in this section, unless otherwise indicated.

      “Consolidated net tangible assets” means the total amount of assets shown on a consolidated balance sheet of us and our subsidiaries (excluding goodwill and other intangible assets), less all current liabilities (excluding notes payable, short-term debt and current portion of long-term debt and capital lease obligations).

      “Funded debt” means generally any indebtedness for money borrowed, created, issued, incurred, assumed or guaranteed which would be classified as long-term debt or capital lease obligations.

      “Principal Property” means any of our or our subsidiaries’ refineries or refinery-related assets, distribution facilities or other real property which has a net book value exceeding 2.5% of consolidated net tangible assets, but not including any property which in our opinion is not material to our and our subsidiaries’ total business conducted as an entirety or any portion of a particular property that is similarly found not to be material to the use or operation of such property.

      “Subsidiary” means any entity of which at the time of determination we or one or more of our subsidiaries owns or controls directly or indirectly more than 50% of the shares of voting stock or the outstanding partnership or similar interests and any limited partnership (i) of which we or any one of our subsidiaries are a general partner and (ii) which is consolidated with us for financial reporting purposes.

RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES, THE

DEBT SECURITIES AND THE GUARANTEE

      To the extent set forth in the guarantee and to the extent funds are available, we will irrevocably guarantee the payment of distributions and other amounts due on the trust securities. If and to the extent we do not make payments on the debt securities, the trust will not have sufficient funds to pay distributions or other amounts due on the trust securities. The guarantee does not cover any payment of distributions or other amounts due on the trust securities unless the trust has sufficient funds for the payment of such distributions or other amounts. In such event, a holder of trust securities may institute a legal proceeding directly against us to enforce payment of such distributions or other amounts to such holder after the respective due dates. Taken together, our obligations under the declaration of trust for each trust, the debt securities, the indenture and the guarantee provide a full and unconditional guarantee of payments of distributions and other amounts due on the trust securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that provides a full and unconditional guarantee of the trust’s obligations under the trust securities.

Sufficiency of Payments

      As long as payments of interest and other amounts are made when due on the debt securities, such payments will be sufficient to cover distributions and payments due on the trust securities because of the following factors:

•	the aggregate principal amount of the debt securities will be equal to the sum of the aggregate stated liquidation amount of the trust securities

•	the interest rate and the interest and other payment dates on the debt securities will match the distribution rate and distribution and other payment dates for the trust securities

•	we, as issuer of the debt securities, will pay, and the trust will not be obligated to pay, directly or indirectly, any costs, expenses, debts and obligations of the trust (other than with respect to the trust securities)

•	the declaration of trust further provides that the trust will not engage in any activity that is not consistent with the limited purposes of the trust

      Notwithstanding anything to the contrary in the indenture, we have the right to set off any payment we are otherwise required to make thereunder against and to the extent we have already made, or are concurrently on the date of such payment making, a related payment under the guarantee.

Enforcement Rights of Holders of Preferred Securities

      If we extend the interest payment period for the related debt securities held by a trust and, as a result, the trust does not make distributions, the property trustee will not be able to enforce the payment of distributions on the trust preferred securities until a trust enforcement event under the declaration of trust has occurred. If a trust enforcement event under the declaration of trust has occurred and is continuing, then the holders of at least 25% of outstanding trust preferred securities may direct the property trustee to enforce the available remedies under the related declaration of trust. If the property trustee fails to enforce its rights under the applicable series of debt securities after a holder has provided a written request, the holder, to the fullest extent permitted by law, may enforce those rights directly against us without first instituting any legal proceeding against the property trustee or any other person.

      If a trust enforcement event under the applicable declaration of trust has occurred and is continuing and results from our failure to make payments on the applicable series of debt securities when due, then any holder of the trust preferred securities may directly institute a proceeding to enforce payment of the principal of, any premium or interest on or any additional amounts payable with respect to the applicable series of debt securities in an amount corresponding to the aggregate liquidation amount of that holder’s trust preferred securities. If a holder brings a direct action, we will be entitled to that holder’s rights under the applicable declaration of trust to the extent of any payment made by us to that holder.

      If we fail to make payments under the guarantee, a holder of trust preferred securities may institute a proceeding directly against us for enforcement of the guarantee for such payments.

Limited Purpose of Trust

      The trust preferred securities evidence undivided beneficial ownership interests in the trust, and the trust exists for the sole purpose of issuing and selling the trust securities and using the proceeds to purchase our debt securities. A principal difference between the rights of a holder of trust preferred securities and a holder of debt securities is that a holder of debt securities is entitled to receive from us the principal amount of and interest accrued on the debt securities held, while a holder of trust preferred securities is entitled to receive distributions and other payments from the trust (or from us under the guarantee) only if and to the extent the trust has funds available for the payment of such distributions and other payments.

Rights Upon Dissolution

      Upon any voluntary or involuntary dissolution of the trust involving the redemption or repayment of the debt securities, the holders of the trust securities will be entitled to receive, out of assets held by the trust, subject to the rights of creditors of the trust, if any, the liquidation distribution in cash. Because we are the guarantor under the guarantee and, as issuer of the debt securities, we have agreed to pay for all costs, expenses and liabilities of the trust (other than the trust’s obligations to the holders of the trust securities), the positions of a holder of trust securities and a holder of debt securities relative to other creditors and to our stockholders in the event of our liquidation or bankruptcy would be substantially the same.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

AND STOCK PURCHASE UNITS

      We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock at a future date or dates, which we refer to herein as “stock purchase contracts.” We may fix the price per share of common stock and the number of shares of common stock at the time the stock purchase contracts are issued or by reference to a specific formula set forth in the stock purchase contracts. We may issue the stock purchase contracts separately or as part of units, which we refer to as “stock purchase units,” consisting of a stock purchase contract and debt securities, trust preferred securities or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the common stock under the stock purchase contracts. The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or refunded on some basis.

      The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units. The applicable prospectus supplement will also describe the material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts.

DESCRIPTION OF CAPITAL STOCK

      We have summarized selected aspects of our capital stock below. The summary is not complete. For a complete description, you should refer to our restated certificate of incorporation, restated by-laws, certificates of designation and the Rights Agreement, dated as of July 17, 1997 between us and Computershare Investor Services, LLC, as successor rights agent to Harris Trust and Savings Bank, as amended, all of which are exhibits to the registration statement of which this prospectus is a part.

Authorized Capital Stock

      Our authorized capital stock consists of:

•	300,000,000 shares of common stock, par value $0.01 per share

•	20,000,000 shares of preferred stock, par value $0.01 per share, issuable in series

Common Stock

      Each share of common stock is entitled to participate equally in dividends as and when declared by our board of directors. The payment of dividends on our common stock may be limited by obligations we may have to holders of any preferred stock. For information regarding restrictions on payments of dividends, see below and the prospectus supplement applicable to any issuance of common stock.

      Common stockholders are entitled to one vote for each share held on all matters submitted to them. The common stock does not have cumulative voting rights, meaning that holders of a majority of the shares of common stock voting for the election of directors can elect all the directors if they choose to do so.

      If we liquidate or dissolve our business, the holders of common stock will share ratably in the distribution of assets available for distribution to stockholders after creditors are paid and preferred stockholders receive their distributions. The shares of common stock have no preemptive rights and are not convertible, redeemable or assessable or entitled to the benefits of any sinking fund.

      All issued and outstanding shares of common stock are fully paid and nonassessable. Any shares of common stock we offer under this prospectus will be fully paid and nonassessable.

      The common stock is listed on the New York Stock Exchange and trades under the symbol “VLO.”

Preferred Stock

      Our board of directors can, without action by stockholders, issue one or more series of preferred stock. The board can determine for each series the number of shares, designation, relative voting rights, dividend rates, liquidation and other rights, preferences and limitations. In some cases, the issuance of preferred stock could delay or discourage a change in control of us.

      The prospectus supplement relating to any series of preferred stock we are offering will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the preferred stock

•	the maximum number of shares of the series

•	the dividend rate or the method of calculating the dividend, the date from which dividends will accrue and whether dividends will be cumulative

•	any liquidation preference

•	any redemption provisions

•	any sinking fund or other provisions that would obligate us to redeem or purchase the preferred stock

•	any terms for the conversion or exchange of the preferred stock for other securities of us or any other entity

•	any voting rights

•	any other preferences and relative, participating, optional or other special rights or any qualifications, limitations or restrictions on the rights of the shares

      Any shares of preferred stock we issue will be fully paid and nonassessable.

      Our board of directors has reserved for issuance pursuant to our Stockholder Rights Plan described below a total of 1,500,000 shares of Junior Participating Preferred Stock, Series I. We have not issued any shares of the Junior Participating Preferred Stock, Series I at the date of this prospectus.

      Additionally on July 1, 2003, we issued 10,000,000 shares of our 2% mandatory convertible preferred stock (liquidation preference $25 per share) (“Convertible Preferred Stock”) in connection with our acquisition of Orion Refining Corporation’s refinery located in St. Charles Parish, Louisiana. The Convertible Preferred Stock will automatically convert to our common stock on July 1, 2006. Holders of the Convertible Preferred Stock are entitled to vote with the holders of common stock on all matters. Each share of Convertible Preferred Stock is entitled to a vote equal to the mandatory conversion ratio in effect on the record date for any such vote. The mandatory conversion ratio ranges from 0.4955 to 0.6690 based on the market value of our common stock and is subject to adjustment in certain circumstances. We pay annual dividends on each share of Convertible Preferred Stock in the amount of $0.50 when, as and if declared by our board of directors. Dividends will be paid quarterly, provided that dividends will not accrue or be payable with respect to a particular calendar quarter if we do not declare a dividend on our common stock during that calendar quarter. The Convertible Preferred Stock will rank with respect to dividend rights and rights upon our liquidation, winding-up or dissolution as follows: (i) senior to all common stock and to all of our other capital stock issued in the future that ranks junior to the Convertible Preferred Stock; (ii) on a parity with any of our capital stock issued in the future the terms of which expressly provide that it will rank on a parity with the Convertible Preferred Stock; and (iii) junior to all of our capital stock the terms of which expressly provide that such capital stock will rank senior to the Convertible Preferred Stock.

Anti-Takeover Provisions

      The provisions of Delaware law and our restated certificate of incorporation and our restated by-laws summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the common stock.

Staggered Board of Directors

      Our board of directors is divided into three classes that are elected for staggered three-year terms. The classification of the board of directors has the effect of requiring at least two annual stockholder meetings, instead of one, to effect a change in control of the board of directors. Holders of 60% of the shares of common stock entitled to vote in the election of directors may remove a director for cause, but stockholders may not remove any director without cause.

Fair Price Provision

      Our restated certificate of incorporation contains a fair price provision. Mergers, consolidations and other business combinations involving us and an “interested stockholder” require the approval of holders of at least 66 2/3% of our outstanding voting stock not owned by the interested stockholder. Interested stockholders include any holder of 15% or more of our outstanding voting stock. The 66 2/3% voting requirement does not apply, however, if the “continuing directors,” as defined in our restated certificate of incorporation, approve the business combination, or the business combination meets other specified conditions.

Liability of Our Directors

      As permitted by the Delaware corporation statute, we have included in our restated certificate of incorporation a provision that limits our directors’ liability for monetary damages for breach of their fiduciary duty of care to us and our stockholders. The provision does not affect the liability of a director:

•	for any breach of his/her duty of loyalty to us or our stockholders

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law

•	for the declaration or payment of unlawful dividends or unlawful stock repurchases or redemptions

•	for any transaction from which the director derived an improper personal benefit

      This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

Stockholder Proposals and Director Nominations

      Our stockholders can submit stockholder proposals and nominate candidates for our board of directors if the stockholders follow advance notice procedures described in our restated by-laws.

      Generally, stockholders must submit a written notice between 60 and 90 days before the first anniversary of the date of our previous year’s annual stockholders’ meeting. To nominate directors, the notice must include the name and address of the stockholder, the class and number of shares owned by the stockholder, information about the nominee required by the SEC and a description of any arrangements or understandings with respect to the election of directors that exist between the stockholder and any other person. To make stockholder proposals, the notice must include a description of the proposal, the reasons for bringing the proposal before the meeting, the name and address of the stockholder, the class and number of shares owned by the stockholder and any material interest of the stockholder in the proposal.

      In each case, if we have changed the date of the annual meeting to more than 30 days before or 60 days after the anniversary date of our previous year’s annual stockholders’ meeting, stockholders must submit the notice between 60 and 90 days prior to such annual meeting or no later than 10 days after the day we make public the date of the annual meeting.

      Director nominations and stockholder proposals that are late or that do not include all required information may be rejected. This could prevent stockholders from bringing certain matters before an annual meeting, including making nominations for directors.

Delaware Anti-takeover Statute

      We are a Delaware corporation and are subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prevents us from engaging in a business combination with an “interested stockholder” (generally, a person owning 15% or more of our outstanding voting stock) for three years following the time that person becomes a 15% stockholder unless one of the following is satisfied:

•	before that person became a 15% stockholder, our board of directors approved the transaction in which the stockholder became a 15% stockholder or approved the business combination

•	upon completion of the transaction that resulted in the stockholder’s becoming a 15% stockholder, the stockholder owns at least 85% of our voting stock outstanding at the time the transaction began (excluding stock held by directors who are also officers and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer)

•	after the transaction in which that person became a 15% stockholder, the business combination is approved by our board of directors and authorized at a stockholders’ meeting by at least two-thirds of the outstanding voting stock not owned by the 15% stockholder.

      Under Section 203, these restrictions also do not apply to certain business combinations proposed by a 15% stockholder following the disclosure of an extraordinary transaction with a person who was not a 15% stockholder during the previous three years or who became a 15% stockholder with the approval of a majority of our directors. This exception applies only if the extraordinary transaction is approved or not opposed by a majority of our directors who were directors before any person became a 15% stockholder in the previous three years, or the successors of these directors.

Other Provisions

      Our restated certificate of incorporation also provides that:

•	stockholders may act only at an annual or special meeting and not by written consent

•	an 80% vote of the outstanding voting stock is required for the stockholders to amend our restated by-laws

•	an 80% vote of the outstanding voting stock is required to amend our restated certificate of incorporation with respect to certain matters, including those described in the first two bullet points above

Transfer Agent and Registrar

      Computershare Investor Services, LLC, is our transfer agent and registrar.

Stockholder Rights Plan

      We have a stockholder rights plan under which one preferred share purchase right is attached to each outstanding share of our common stock. The rights become exercisable under specified circumstances, including any person or group (an “acquiring person”) becoming the beneficial owner of 15% or more of our outstanding common stock, subject to specified exceptions. Each right entitles the registered holder to purchase from us one one-hundredth of a share of Junior Participating Preferred Stock, Series I, at an exercise price of $100, subject to adjustment under specified circumstances. If events specified in the stockholder rights plan occur, each holder of rights other than the acquiring person can exercise their rights. When a holder exercises a right, the holder will be entitled to receive common stock valued at twice the exercise price of the right. In some cases, the holder will receive cash, property or other securities instead of common stock. We may redeem the rights for $0.01 per right at any time prior to the tenth day after a person or group becomes an acquiring person.

PLAN OF DISTRIBUTION

      We and the trusts may sell the offered securities in and outside the United States (a) through underwriters or dealers, (b) directly to purchasers, including our affiliates, (c) through agents or (d) through a combination of any of these methods. The prospectus supplement will include the following information:

•	the terms of the offering

•	the names of any underwriters or agents

•	the name or names of any managing underwriter or underwriters

•	the purchase price of the securities

•	the net proceeds from the sale of the securities

•	any delayed delivery arrangements

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation

•	any initial public offering price

•	any discounts or concessions allowed or reallowed or paid to dealers

•	any commissions paid to agents

Sale Through Underwriters or Dealers

      If we or the trusts use underwriters in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

      During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters also may impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

      If we or the trusts use dealers in the sale of securities, we or the trusts will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of these securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

      We and the trusts may sell the securities directly. In that event, no underwriters or agents would be involved. We and the trusts may also sell the securities through agents we or the trusts designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

      We and the trusts may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

      If we so indicate in the prospectus supplement, we and the trusts may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us or the trusts at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Remarketing

      We and the trusts may offer and sell any of the offered securities in connection with a remarketing upon their purchase, in accordance with a redemption or repayment by their terms or otherwise by one or more remarketing firms acting as principals for their own accounts or as our agents. We will identify any remarketing firm, the terms of any remarketing agreement and the compensation to be paid to the remarketing firm in the prospectus supplement. Remarketing firms may be deemed underwriters under the Securities Act of 1933.

Derivative Transactions

      We and the trusts may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

      We or one of our affiliates also may loan or pledge securities to a financial institution or other third party, who may in turn sell the securities pursuant to this prospectus and the applicable prospectus supplement. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus and the applicable prospectus supplement or otherwise.

General Information

      We and the trusts may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS

      Richards, Layton & Finger, P.A., our special Delaware counsel and special Delaware counsel to the trusts, will issue opinions about the legality of the trust preferred securities, the enforceability of the applicable declaration of trust and the creation of the trusts for us. Mr. Jay D. Browning, Esq., our Vice President and Corporate Secretary, will issue opinions about the legality of Valero’s guarantees, debt securities, common stock, stock purchase contracts and stock purchase units for us. Mr. Browning is our employee and at March 31, 2004, beneficially owned approximately 19,215 shares of our common stock (including shares held under employee benefit plans) and held options under our employee stock option plans to purchase an additional 35,699 shares of our common stock. None of such shares or options were granted in connection with the offering of the securities. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

      The consolidated financial statements of Valero Energy Corporation and subsidiaries at December 31, 2003 and 2002, and for each of the years then ended, appearing in Valero Energy Corporation’s Annual Report on Form 10-K for the year ended December 31, 2003, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

      The consolidated financial statements of Valero Energy Corporation and subsidiaries for the year ended December 31, 2001, appearing in Valero Energy Corporation’s Annual Report on Form 10-K for the year ended December 31, 2003, have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

      The financial statements of Orion Refining Corporation appearing in Valero Energy Corporation’s Current Report on Form 8-K/A filed August 12, 2003, have been audited by PricewaterhouseCoopers LLP, independent registered public accounting firm, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

      The combined financial statements of the El Paso Aruba Refining Business appearing in Valero Energy Corporation’s Current Report on Form 8-K/ A filed May 10, 2004, have been audited by PricewaterhouseCoopers LLP, independent registered public accounting firm, as set forth in their report thereon included therein and incorporated herein by reference. Such combined financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

MATTERS RELATING TO ARTHUR ANDERSEN LLP

      Arthur Andersen LLP has not consented to the incorporation by reference of their report in this prospectus, and we have dispensed with the requirement to file their consent in reliance upon Rule 437a of the Securities Act of 1933. Because Arthur Andersen LLP has not consented to the incorporation by reference of their report in this prospectus, you will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act of 1933 for any untrue statement of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated therein.

WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials we file with the SEC at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. You can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

      This prospectus is part of a registration statement we have filed with the SEC relating to the securities we may offer. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, the exhibits and schedules for more information about us and our securities. The registration statement, exhibits and schedules are available at the SEC’s public reference room or through its web site.

INFORMATION WE INCORPORATE BY REFERENCE

      We are incorporating by reference information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and information that we file later with the SEC automatically will update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all the securities or after the date on which the registration statement that includes this prospectus was initially filed with the SEC and before the effectiveness of such registration statement:

•	our annual report on Form 10-K for the year ended December 31, 2003

•	our quarterly report on Form 10-Q for the quarterly period ended March 31, 2004, as amended by our quarterly report on Form 10-Q/ A for the quarterly period ended March 31, 2004

•	the description of our common stock contained in our registration statement on Form 8-A, as may be amended from time to time to update that description

•	the description of the rights associated with our common stock contained in our registration statement on Form 8-A, as may be amended from time to time to update that description

•	our current report on Form 8-K filed with the SEC on July 15, 2003, as amended by our current reports on Form 8-K/ A filed with the SEC on August 12, 2003 and September 18, 2003.

•	Item 5 of our current report on Form 8-K filed with the SEC on February 5, 2004

•	our current report on Form 8-K filed with the SEC on February 11, 2004

•	our current report on Form 8-K filed with the SEC on March 9, 2004, as amended by our current report on Form 8-K/ A filed with the SEC on May 10, 2004

•	our current report on Form 8-K filed with the SEC on March 12, 2004

•	our current report on Form 8-K filed with the SEC on March 25, 2004

      You may request a copy of these filings (other than an exhibit to those filings unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:

Valero Energy Corporation
One Valero Way
San Antonio, Texas 78249
Attention: Investor Relations
Telephone: (210) 345-2139

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

      The following table sets forth all expenses payable by Valero Energy Corporation (the “Company”) in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All the amounts shown are estimates, except the registration fee.

Registration Fee	$443,450
Printing and Engraving Expenses	225,000
Legal Fees and Expenses	300,000
Accounting Fees and Expenses	500,000
Fees and Expenses of Trustee and Counsel	53,000
Rating Agency Fees	511,250
Miscellaneous	17,300

Total	$2,050,000

Item 15.	Indemnification of Directors and Officers

Valero Energy Corporation

      The Company’s Restated Certificate of Incorporation contains a provision that eliminates the personal liability of a director to the Company and its stockholders for monetary damages for breach of fiduciary duty as a director to the extent currently allowed under the Delaware General Corporation Law. If a director were to breach such duty in performing his duties as a director, neither the Company nor its stockholders could recover monetary damages from the director, and the only course of action available to the Company’s stockholders would be equitable remedies, such as an action to enjoin or rescind a transaction involving a breach of fiduciary duty. To the extent certain claims against directors are limited to equitable remedies, the provision in the Company’s Restated Certificate of Incorporation may reduce the likelihood of derivative litigation and may discourage stockholders or management from initiating litigation against directors for breach of their fiduciary duty. Additionally, equitable remedies may not be effective in many situations. If a stockholder’s only remedy is to enjoin the completion of the Board of Directors’ action, this remedy would be ineffective if the stockholder does not become aware of a transaction or event until after it has been completed. In such a situation, it is possible that the stockholders and the Company would have no effective remedy against the directors. Under the Company’s Restated Certificate of Incorporation, liability for monetary damages remains for (i) any breach of the duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of an improper dividend or improper repurchase or redemption of the Company’s stock under Section 174 of the Delaware General Corporation Law, or (iv) any transaction from which the director derived an improper personal benefit.

      Under Article V of the Restated Certificate of Incorporation and Article VIII of the Company’s Restated By-laws as currently in effect and an indemnification agreement with the Company’s officers and directors (the “Indemnification Agreement”), each person who is or was a director or officer of the Company or a subsidiary of the Company, or who serves or served any other enterprise or organization at the request of the Company or a subsidiary of the Company, shall be indemnified by the Company to the full extent permitted by the Delaware General Corporation Law.

      Under such law, to the extent that such person is successful on the merits in defense of a suit or proceeding brought against him by reason of the fact that he is or was a director or officer of the Company, or serves or served any other enterprise or organization at the request of the Company, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred in connection with such action.

      Under such law, if unsuccessful in defense of a third-party civil suit or a criminal suit, or if such suit is settled, such a person shall be indemnified against both (a) expenses, including attorneys’ fees, and (b) judgments, fines and amounts paid in settlement if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

      If unsuccessful in defense of a suit brought by or in the right of the Company, or if such a suit is settled, such a person shall be indemnified under such law only against expenses (including attorneys’ fees) actually and reasonably incurred in the defense or settlement of such suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, except that if such person is adjudged to be liable in such a suit for negligence or misconduct in the performance of his duty to the Company, he cannot be made whole for expenses unless the court determines that he is fairly and reasonably entitled to indemnity for such expenses.

      The Indemnification Agreement provides directors and officers with specific contractual assurance that indemnification and advancement of expenses will be available to them regardless of any amendments to or revocation of the indemnification provisions of the Company’s Restated By-laws. The Indemnification Agreement provides for indemnification of directors and officers against both stockholder derivative claims and third-party claims. Sections 145(a) and 145(b) of the Delaware General Corporation Law, which grant corporations the power to indemnify directors and officers, specifically authorize lesser indemnification in connection with derivative claims than in connection with third-party claims. The distinction is that Section 145(a), concerning third-party claims, authorizes expenses and judgments and amounts paid in settlement (as is provided in the Indemnification Agreement), while Section 145(b), concerning derivative suits, generally authorizes only indemnification of expenses. However, Section 145(f) expressly provides that the indemnification and advancement of expenses provided by or granted pursuant to the subsections of Section 145 shall not be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement. No Delaware case directly answers the question whether Delaware’s public policy would support this aspect of the Indemnification Agreement under the authority of Section 145(f), or would cause its invalidation because it does not conform to the distinctions contained in Sections 145(a) and 145(b).

      Delaware corporations also are authorized to obtain insurance to protect officers and directors from certain liabilities, including liabilities against which the corporation cannot indemnify its directors and officers. The Company currently has in effect a directors’ and officers’ liability insurance policy.

VEC Trusts

      Prior to the issuance of trust preferred securities by a trust, the existing declaration of trust pursuant to which such trust is created will be amended and restated to provide that no trustee or paying agent, or affiliate of any trustee or paying agent, or officer, director, shareholder, member, partner, employee, representative or agent of any trustee, affiliate of a trustee or paying agent, or any officer, employee or agent of such trust or of any of its affiliates (each, an “Indemnified Person”) will be liable for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of such trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by such amended and restated declaration of trust or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person’s gross negligence (or, in the case of the property trustee of such trust, negligence) or willful misconduct with respect to such acts or omissions.

      In addition, such amended and restated declaration of trust shall provide that, to the fullest extent permitted by applicable law, the Company shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of such trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by such declaration of trust, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence (or, in the case of the property trustee of the trust, negligence) or willful misconduct with respect to such acts or omissions.

Item 16.	Exhibits*

Exhibit
Number	Description

3.1	Amended and Restated Certificate of Incorporation of Valero Energy Corporation (formerly known as Valero Refining and Marketing Company) (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-27013))
3.2	Certificate of Amendment to Restated Certificate of Incorporation of Valero Energy Corporation dated July 31, 1997 (incorporated by reference to Exhibit 3.02 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (SEC file no. 1-13175))
3.3	Certificate of Merger of Ultramar Diamond Shamrock Corporation with and into Valero Energy Corporation dated December 31, 2001 (incorporated by reference to Exhibit 3.03 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (SEC file no. 1-13175))
3.4	Amendment to Restated Certificate of Incorporation of Valero Energy Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on January 11, 2002 (SEC file no. 1-13175))
3.5	Amended and Restated By-Laws of Valero Energy Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q/ A for the quarterly period ended March 31, 2004 (SEC file no. 1-13175))
4.1	Specimen Certificate of Common Stock
4.2	Rights Agreement, dated as of July 17, 1997, between Valero Refining and Marketing Company and Harris Trust and Savings Bank, as Rights Agent, which includes as Exhibit A the form Certificate of Designations of Junior Participating Preferred Stock, Series I, and as Exhibit B the form Right Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-8 (Registration No. 333-31709))
4.3	Amendment to Rights Agreement, dated as of June 30, 2000, between Valero Energy Corporation (formerly known as Valero Refining and Marketing Company), Harris Trust and Savings Bank and Computershare Investor Services, LLC, as Rights Agent (incorporated by reference to Exhibit 4.02 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (SEC file no. 1-13175))
4.4	Amendment No. 1 to Rights Agreement, dated as of May 4, 2001, between Valero Energy Corporation and Computershare Investor Services, LLC, as Rights Agent (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form 8-A/ A (SEC file no. 1-13175))
4.5	Certificate of Designation of 2% Mandatory Convertible Preferred Stock (incorporated by reference to Exhibit 4.2.1 to the Company’s Registration Statement on Form S-3 (Registration No. 333-106949))
4.6	Form of 2% Mandatory Convertible Preferred Stock (incorporated by reference to Exhibit 4.2.2 to the Company’s Registration Statement on Form S-3 (Registration No. 333-106949))
4.7	Indenture, between Valero Energy Corporation and Bank of New York, dated as of June 18, 2004 (the “Senior Indenture”)
4.8	Form of Indenture related to subordinated debt securities (the “Subordinated Indenture”)
4.9.1	Declaration of Trust of VEC Trust III (incorporated by reference to Exhibit 4.8.1 to the Company’s Registration Statement on Form S-3 (Registration Nos. 333-84820, 333-84820-01 and 333-84820-02))

Exhibit
Number	Description

4.9.2	Declaration of Trust of VEC Trust IV (incorporated by reference to Exhibit 4.8.2 to the Company’s Registration Statement on Form S-3 (Registration Nos. 333-84820, 333-84820-01 and 333-84820-02))
4.10	Form of Amended and Restated Declaration of Trust
4.11.1	Certificate of Trust of VEC Trust III (incorporated by reference to Exhibit 4.10.1 to the Company’s Registration Statement on Form S-3 (Registration Nos. 333-84820, 333-84820-01 and 333-84820-02))
4.11.2	Certificate of Trust of VEC Trust IV (incorporated by reference to Exhibit 4.10.2 to the Company’s Registration Statement on Form S-3 (Registration Nos. 333-84820, 333-84820-01 and 333-84820-02))
4.12	Form of Trust Preferred Security (included in Exhibit 4.10)
4.13	Form of Valero Energy Corporation Guarantee Agreement
5.1	Opinion of Jay D. Browning, Esq.
5.2.1	Opinion of Richards, Layton & Finger, P.A. relating to VEC Trust III
5.2.2	Opinion of Richards, Layton & Finger, P.A. relating to VEC Trust IV
12.1	Computation of ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends (incorporated by reference to Exhibit 12.1 to the Company’s Quarterly Report on Form 10-Q/ A for the quarterly period ended March 31, 2004 (SEC file no. 1-13175))
23.1	Consent of Ernst & Young LLP
23.2	Consents of PricewaterhouseCoopers LLP
23.3	Consent of Jay D. Browning, Esq. (included in Exhibit 5.1)
23.4	Consent of Richards, Layton & Finger, P.A. (included in Exhibits 5.2.1 and 5.2.2)
24.1	Powers of Attorney (included on signature page)
25.1	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Bank of New York, as trustee under the Senior Indenture, on Form T-1
25.2	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Bank of New York, as trustee under the Subordinated Indenture, on Form T-1
25.3.1	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Bank of New York, as property trustee, relating to VEC Trust III, on Form T-1
25.3.2	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Bank of New York, as property trustee, relating to VEC Trust IV, on Form T-1
25.4.1	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Bank of New York, as guarantee trustee, relating to VEC Trust III, on Form T-1
25.4.2	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Bank of New York, as guarantee trustee, relating to VEC Trust IV, on Form T-1

*	The Company will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, preferred stock, warrants or stock purchase contracts, (iii) any additional required opinions of counsel with respect to the legality of the securities offered hereby and (iv) any required opinion of counsel to the Company as to certain tax matters relative to securities offered hereby.

Item 17.	Undertakings

      (a) The undersigned Registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

      (d) The undersigned Registrants hereby undertake that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on June 18, 2004.

VALERO ENERGY CORPORATION

By:	/s/ MICHAEL S. CISKOWSKI

Michael S. Ciskowski
Executive Vice President and
Chief Financial Officer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael S. Ciskowski and Jay D. Browning, or either of them, each with power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all subsequent pre- and post-effective amendments and supplements to this registration statement and any registration statement for the same offering of the type contemplated by Rule 462(b) under the Securities Act of 1933, and to file the same, or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on June 18, 2004.

Signature	Title

/s/ WILLIAM E. GREEHEY William E. Greehey	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/s/ MICHAEL S. CISKOWSKI Michael S. Ciskowski	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ E. GLENN BIGGS E. Glenn Biggs	Director

/s/ W. E. BRADFORD W. E. Bradford	Director

/s/ RONALD K. CALGAARD Ronald K. Calgaard	Director

Signature	Title

/s/ JERRY D. CHOATE Jerry D. Choate	Director

/s/ RUBEN M. ESCOBEDO Ruben M. Escobedo	Director

/s/ BOB MARBUT Bob Marbut	Director

/s/ SUSAN KAUFMAN PURCELL Susan Kaufman Purcell	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, VEC Trust III certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on June 18, 2004.

VEC TRUST III

By:	VALERO ENERGY CORPORATION,

as Sponsor

By:	/s/ JAY D. BROWNING

Jay D. Browning
Vice President and Corporate Secretary

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, VEC Trust IV certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on June 18, 2004.

VEC TRUST IV

By:	VALERO ENERGY CORPORATION,

as Sponsor

By:	/s/ JAY D. BROWNING

Jay D. Browning
Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit
Number	Description

3.1	Amended and Restated Certificate of Incorporation of Valero Energy Corporation (formerly known as Valero Refining and Marketing Company) (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-27013))
3.2	Certificate of Amendment to Restated Certificate of Incorporation of Valero Energy Corporation dated July 31, 1997 (incorporated by reference to Exhibit 3.02 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (SEC file no. 1-13175))
3.3	Certificate of Merger of Ultramar Diamond Shamrock Corporation with and into Valero Energy Corporation dated December 31, 2001 (incorporated by reference to Exhibit 3.03 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (SEC file no. 1-13175))
3.4	Amendment to Restated Certificate of Incorporation of Valero Energy Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on January 11, 2002 (SEC file no. 1-13175))
3.5	Amended and Restated By-Laws of Valero Energy Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q/ A for the quarterly period ended March 31, 2004 (SEC file no. 1-13175))
4.1	Specimen Certificate of Common Stock
4.2	Rights Agreement, dated as of July 17, 1997, between Valero Refining and Marketing Company and Harris Trust and Savings Bank, as Rights Agent, which includes as Exhibit A the form Certificate of Designations of Junior Participating Preferred Stock, Series I, and as Exhibit B the form Right Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-8 (Registration No. 333-31709))
4.3	Amendment to Rights Agreement, dated as of June 30, 2000, between Valero Energy Corporation (formerly known as Valero Refining and Marketing Company), Harris Trust and Savings Bank and Computershare Investor Services, LLC, as Rights Agent (incorporated by reference to Exhibit 4.02 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (SEC file no. 1-13175))
4.4	Amendment No. 1 to Rights Agreement, dated as of May 4, 2001, between Valero Energy Corporation and Computershare Investor Services, LLC, as Rights Agent (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form 8-A/ A (SEC file no. 1-13175))
4.5	Certificate of Designation of 2% Mandatory Convertible Preferred Stock (incorporated by reference to Exhibit 4.2.1 to the Company’s Registration Statement on Form S-3 (Registration No. 333-106949))
4.6	Form of 2% Mandatory Convertible Preferred Stock (incorporated by reference to Exhibit 4.2.2 to the Company’s Registration Statement on Form S-3 (Registration No. 333-106949))
4.7	Indenture, between Valero Energy Corporation and Bank of New York, dated as of June 18, 2004 (the “Senior Indenture”)
4.8	Form of Indenture related to subordinated debt securities (the “Subordinated Indenture”)
4.9.1	Declaration of Trust of VEC Trust III (incorporated by reference to Exhibit 4.8.1 to the Company’s Registration Statement on Form S-3 (Registration Nos. 333-84820, 333-84820-01 and 333-84820-02))
4.9.2	Declaration of Trust of VEC Trust IV (incorporated by reference to Exhibit 4.8.2 to the Company’s Registration Statement on Form S-3 (Registration Nos. 333-84820, 333-84820-01 and 333-84820-02))
4.10	Form of Amended and Restated Declaration of Trust
4.11.1	Certificate of Trust of VEC Trust III (incorporated by reference to Exhibit 4.10.1 to the Company’s Registration Statement on Form S-3 (Registration Nos. 333-84820, 333-84820-01 and 333-84820-02))

Exhibit
Number	Description

4.11.2	Certificate of Trust of VEC Trust IV (incorporated by reference to Exhibit 4.10.2 to the Company’s Registration Statement on Form S-3 (Registration Nos. 333-84820, 333-84820-01 and 333-84820-02))
4.12	Form of Trust Preferred Security (included in Exhibit 4.10)
4.13	Form of Valero Energy Corporation Guarantee Agreement
5.1	Opinion of Jay D. Browning, Esq.
5.2.1	Opinion of Richards, Layton & Finger, P.A. relating to VEC Trust III
5.2.2	Opinion of Richards, Layton & Finger, P.A. relating to VEC Trust IV
12.1	Computation of ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends (incorporated by reference to Exhibit 12.1 to the Company’s Quarterly Report on Form 10-Q/ A for the quarterly period ended March 31, 2004 (SEC file no. 1-13175))
23.1	Consent of Ernst & Young LLP
23.2	Consents of PricewaterhouseCoopers LLP
23.3	Consent of Jay D. Browning, Esq. (included in Exhibit 5.1)
23.4	Consent of Richards, Layton & Finger, P.A. (included in Exhibits 5.2.1 and 5.2.2)
24.1	Powers of Attorney (included on signature page)
25.1	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Bank of New York, as trustee under the Senior Indenture, on Form T-1
25.2	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Bank of New York, as trustee under the Subordinated Indenture, on Form T-1
25.3.1	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Bank of New York, as property trustee, relating to VEC Trust III, on Form T-1
25.3.2	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Bank of New York, as property trustee, relating to VEC Trust IV, on Form T-1
25.4.1	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Bank of New York, as guarantee trustee, relating to VEC Trust III, on Form T-1
25.4.2	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Bank of New York, as guarantee trustee, relating to VEC Trust IV, on Form T-1

*	The Company will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, preferred stock, warrants or stock purchase contracts, (iii) any additional required opinions of counsel with respect to the legality of the securities offered hereby and (iv) any required opinion of counsel to the Company as to certain tax matters relative to securities offered hereby.